                                                                   Exhibit 10.04


================================================================================


              ===================================================
               DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT

              ===================================================
                           FLEET RETAIL FINANCE INC.
                              Administrative Agent
                                Collateral Agent

              ===================================================

                            REVOLVING CREDIT LENDERS
                                  NAMED HEREIN

              ===================================================

                          BACK BAY CAPITAL FUNDING LLC
                 The Tranche B Lender and The Tranche C Lender

              ===================================================

                               CASUAL MALE CORP.

                         The Borrowers' Representative
                                      For:
                           THE BORROWERS NAMED HEREIN

              ===================================================

================================================================================


                                  May 18, 2001

================================================================================

                               TABLE OF CONTENTS

Article 1: - Definitions:....................................................................    1


Article 2: - The Revolving Credit:...........................................................   36
         21 - Establishment of Revolving Credit..............................................   36
         22 - Advances in Excess of Borrowing Base (Overloans)...............................   36
         23 - Initial Reserves. Changes to Reserves..........................................   37
         24 - Risks of Value of Collateral...................................................   37
         25 - Commitment to Make Revolving Credit Loans and Support Letters of Credit........   37
         26 - Revolving Credit Loan Requests.................................................   38
         27 - Making of Revolving Credit Loans...............................................   39
         28 - Swingline Loans................................................................   40
         29 - The Loan Account...............................................................   41
         210 - The Revolving Credit Notes....................................................   42
         211 - Payment of The Loan Account...................................................   42
         212 - Interest On Revolving Credit Loans............................................   43
         213 - Revolving Credit Commitment Fee...............................................   44
         214 - Administrative Agent's Fee....................................................   44
         215 - Unused Line Fee...............................................................   44
         216 - Early Termination Fee.........................................................   45
         217 - Concerning Fees...............................................................   45
         218 - Agents' and Lenders' Discretion...............................................   45
         219 - Procedures For Issuance of L/C's..............................................   46
         220 - Fees For L/C's................................................................   47
         221 - Concerning L/C's..............................................................   48
         222 - Changed Circumstances.........................................................   50
         223 - Designation of Borrowers' Representative as Borrowers' Agent..................   50
         224 - Lenders' Commitments..........................................................   51
Article 3: - The Tranche B Loan : ...........................................................   52
         31 - The Tranche B Loan.............................................................   52
         32 - The Tranche B Note.............................................................   52

                                                                         page ii

         33 - Payment of Principal of The Tranche B Loan ....................................   53
         34 - Interest On The Tranche B Loan.................................................   53
         35 - Tranche B Commitment Fee and Additional assessments............................   54
         36 - Payments On Account of Tranche B Loan..........................................   54


Article 4: - The Tranche C Loan :............................................................   55
         41 - The Tranche C Loan.............................................................   55
         42 - The Tranche C Note.............................................................   55
         43 - Payment of Principal of The Tranche C Loan ....................................   55
         44 - Interest On The Tranche C Loan.................................................   56
         45 - Tranche C Commitment Fee and Additional assessments............................   57
         46 - Payments On Account of Tranche C...............................................   57


Article 5: - Conditions Precedent:...........................................................   57
         51 - Corporate Due Diligence........................................................   58
         52 - Opinion........................................................................   58
         53 - Additional Documents...........................................................   58
         54 - officers' Certificates.........................................................   58
         55 - Borrowing Order................................................................   58
         56 - Representations and Warranties.................................................   59
         57 - Minimum Day One Excess Availability............................................   59
         58 - All Fees and Expenses Paid.....................................................   59
         59 - Adequate Protection For Leasing................................................   59
         510 - Intentionally Omitted.........................................................   59
         511 - No Borrower Indefault.........................................................   59
         512 - No Adverse Change.............................................................   59
         513 - Benefit of Conditions Precedent...............................................   59


Article 6: - General Representations, Covenants and Warranties: .............................   60
         61 - Payment and Performance of Liabilities.........................................   60
         62 - Due Organization. Authorization. No Conflicts..................................   60
         63 - Trade Names....................................................................   61
         64 - Infrastructure.................................................................   62
         65 - Restructuring Consultant.......................................................   62
         66 - Locations......................................................................   62

                                                                        page iii

         67 - Stores.........................................................................   63
         68 - Title to assets................................................................   63
         69 - Indebtedness...................................................................   64
         610 - Insurance.....................................................................   65
         611 - Licenses......................................................................   66
         612 - Leases........................................................................   66
         613 - Requirements of Law...........................................................   66
         614 - Labor Relations...............................................................   66
         615 - Maintain Properties...........................................................   67
         616 - Taxes.........................................................................   68
         617 - No Margin Stock...............................................................   68
         618 - ERISA.........................................................................   69
         619 - Hazardous Materials...........................................................   69
         620 - Litigation....................................................................   69
         621 - Dividends. Investments. Corporate Action......................................   69
         622 - Loans.........................................................................   70
         623 - Protection of assets..........................................................   70
         624 - Line of Business..............................................................   70
         625 - Affiliate Transactions........................................................   71
         626 - Further assurances............................................................   71
         627 - Adequacy of Disclosure........................................................   72
         628 - No Restrictions On Liabilities................................................   73
         629 - Bankruptcy Protections........................................................   73
         630 - Other Covenants...............................................................   73


Article 7: Financial Reporting and Performance Covenants:....................................   73
         71 - Maintain Records...............................................................   73
         72 - Access to Records..............................................................   74
         73 - Prompt Notice to Administrative Agent..........................................   75
         74 - Borrowing Base Certificate.....................................................   77
         75 - Weekly and Monthly Reports.....................................................   77
         76 - Quarterly Reports..............................................................   77
         77 - Annual Reports.................................................................   77
         78 - officers' Certificates.........................................................   78
         79 - Inventories, Appraisals, and Audits............................................   79

                                                                         page iv

         710 - Additional Financial Information...................................................   79
         711 - Financial Performance Covenants....................................................   80


Article 8: - Use of Collateral:...................................................................   80
         81 - Use of Inventory Collateral.........................................................   80
         82 - Inventory Quality...................................................................   81
         83 - Adjustments and Allowances..........................................................   81
         84 - Validity of Accounts................................................................   81
         85 - Notification to Account Debtors.....................................................   81


Article 9: - Cash Management. Payment of Liabilities:.............................................   82
         91 - Depository Accounts.................................................................   82
         92 - Credit Card Receipts................................................................   82
         93 - The Concentration, Blocked, and Operating Accounts..................................   83
         94 - Proceeds and Collections............................................................   83
         95 - Payment of Liabilities..............................................................   84
         96 - The Operating Account...............................................................   85


Article 10: - Grant of Security Interest:.........................................................   85
         101 - Grant of Security Interest.........................................................   85
         102 - Extent and Duration of Security Interest...........................................   86


Article 11: - Events of Default: .................................................................   88
         111 - Appointment as Attorney-In-Fact....................................................   87
         112 - No Obligation to Act...............................................................   87


Article 12: - Events of Default:..................................................................   88
         121 - Failure to Pay the Revolving Credit, the Tranche B Loan or the Tranche C Loan......   88
         122 - Failure to Make Other Payments.....................................................   88
         123 - Failure to Perform Covenant or Liability (No Grace Period).........................   88
         124 - Failure to Perform Covenant or Liability (Grace Period)............................   89
         125 - Restructuring Consultant...........................................................   89
         126 - Misrepresentation..................................................................   89
         127 - Acceleration of Other Debt.........................................................   89

                                                                          page v

         128 - Default Under Other Agreements.....................................................    90
         129 - Uninsured Casualty Loss............................................................    90
         1210 - Attachment. Judgment. Restraint of Business.......................................    90
         1211 - Canton Warehouse Default..........................................................    90
         1212 - Indictment - Forfeiture...........................................................    90
         1213 - Challenge to Loan Documents.......................................................    91
         1214 - Change in Control.................................................................    91
         1215 - Change in Borrowing Order.........................................................    91
         1216 - Appointment of Trustee or Examiner................................................    91
         1217 - Conversion of Case................................................................    91
         1218 - Relief From Stay..................................................................    91


Article 1: - Rights and Remedies Upon Default:....................................................    92
         11 - Acceleration........................................................................    92
         12 - Rights of Enforcement...............................................................    93
         13 - Sale of Collateral..................................................................    93
         14 - Occupation of Business Location.....................................................    95
         15 - Grant of Nonexclusive License.......................................................    95
         16 - assembly of Collateral..............................................................    95
         17 - Rights and Remedies.................................................................    95


Article 2: - Revolving Credit Fundings and Distributions:.........................................    96
         21 - Revolving Credit Funding Procedures.................................................    96
         22 - Swingline Loans.....................................................................    96
         23 - Administrative Agent's Covering of Fundings:........................................    97
         24 - Ordinary Course Distributions: Revolving Credit.....................................    99
         25 - Ordinary Course Distributions : The Tranche B Loan and The Tranche C Loan...........   100


Article 3: - Acceleration and Liquidation:........................................................   101
         31  - Acceleration Notices...............................................................   101
         32  - Mandatory Acceleration Right of The  Tranche B Lender:.............................   101
         11. - Acceleration.......................................................................   103
         12. - Initiation of Liquidation..........................................................   103
         13. - Actions At and  Following Initiation of Liquidation................................   103

                                                                         page vi

         14. - Collateral Agent's Conduct of Liquidation..........................................   104
         15. - Distribution of Liquidation Proceeds:..............................................   104
         16. - Relative Priorities to Proceeds of Liquidation.....................................   105


Article 1: - The Agents:..........................................................................   107
         11. - Appointment of The Agents..........................................................   107
         12. - Responsibilities of Agents.........................................................   107
         13. - Concerning Distributions By The Agents.............................................   108
         14. - Dispute Resolution:................................................................   109
         15. - Distributions of Notices and of Documents..........................................   109
         16. - Confidential Information...........................................................   110
         17. - Reliance By Agents.................................................................   110
         18. - Non-reliance On Agents and Other Lenders...........................................   110
         19. - Indemnification....................................................................   111
         110. - Resignation of Agent..............................................................   111


Article 2: - Action By Agents - Consents - Amendments - Waivers:..................................   112
         21. - Administration of Credit Facilities................................................   112
         22. - Actions Requiring or On Direction of Majority Lenders..............................   113
         23. - Actions Requiring or On Direction of Supermajority Revolving Credit  Lenders.......   113
         24. - Action Requiring Certain Consent...................................................   113
         25. - Actions Requiring or Directed By Unanimous Consent.................................   116
         26. - Actions Requiring Swingline Lender Consent.........................................   118
         27. - Actions Requiring Tranche B  Lender Consent........................................   118
         28. - Actions Requiring Tranche C  Lender Consent........................................   118
         29. - Actions Requiring Agents' Consent..................................................   119
         210.- Miscellaneous Actions..............................................................   119
         211.- Actions Requiring Borrowers' Representative's Consent..............................   119
         212.- Nonconsenting Lender...............................................................   120
         213. - The Buyout: ......................................................................   121


Article 3: -  Assignments By Lenders:.............................................................   122
         31. - Assignments and Assumptions:.......................................................   122
         32. - Assignment Procedures..............................................................   123

                                                                        page vii

         33. - Effect of Assignment...............................................................   123


Article 4: - Notices:.............................................................................   124
         41. - Notice Addresses...................................................................   124
         42. - Notice Given.......................................................................   125
         43. - Wire Instructions..................................................................   126


Article 5: - Term:................................................................................   126
         51. - Termination of Revolving Credit....................................................   126
         52. - Actions on Termination.............................................................   126


Article 6: - General:.............................................................................   127
         61. - Protection of Collateral...........................................................   127
         62. - Publicity..........................................................................   128
         63. - Successors and assigns.............................................................   128
         64. - Severability.......................................................................   128
         65. - Amendments.  Course of Dealing.....................................................   128
         66. - Power of Attorney..................................................................   129
         67. - Application of Proceeds............................................................   129
         68. - Increased Costs....................................................................   129
         69. - Costs and Expenses of Agents and Lenders...........................................   130
         610. - Copies and Facsimiles.............................................................   130
         611. - Massachusetts Law.................................................................   131
         612. - Indemnification...................................................................   131
         613. - Rules of Construction.............................................................   131
         614. - Intent............................................................................   133
         615. - Participations....................................................................   134
         616. - Right of Set-off..................................................................   134
         617. - Pledges to Federal Reserve Banks:.................................................   134
         618. - Maximum Interest Rate.............................................................   134
         619. - Waivers...........................................................................   134

                                                                       page viii

                               EXHIBITS

     1:1-0:         Borrowers
     1:1-1:         Permitted Encumbrances
     2:2-8(c):      SwingLine Note
     2:2-10:        Revolving Credit Note
     2:2-12:        Pricing Grid
     2:2-24:        Revolving Credit Lenders' Commitments
     3:3-2:         Tranche B Note
     4:4-2:         Tranche C Note
     6:6-2:         Corporate Information
     6:6-3:         Trade Names
     6:6-6:         Locations, Leases, and Landlords
     6:6-8(a):      Encumbrances
     6:6-8(b):      Consigned Inventory
     6:6-8(c)(ii):  Equipment Usage Agreement
     6:6-9:         Certain Indebtedness
     6:6-10:        Insurance Policies
     6:6-12:        Capital Leases
     6:6-14(a):     Labor Relations
     6:6-20:        Litigation
     6:6-27(b):     Contingent Obligations
     7:7-4:         Borrowing Base Certificate
     7:7-5:         Weekly and Monthly Financial Reporting Requirements
     7:7-11:        Financial Performance Covenants
     9:9-1:         DDA's
     9:9-2:         Credit Card Arrangements
     18:18-2:       Assignment / Assumption

                                                                         page ix

================================================================================
DEBTOR IN POSSESSION
LOAN AND SECURITY AGREEMENT                            Fleet Retail Finance Inc.
                                             Administrative and Collateral Agent
================================================================================

                                                                    May 18, 2001



     THIS AGREEMENT is made amongst

          Fleet Retail Finance Inc. (in such capacity, the "Administrative Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent for the ratable benefit of
     (i) the Collateral Agent, (ii) the "Revolving Credit Lenders", who are, at present, those financial institutions identified on the signature pages of this Agreement and any Person who becomes a "Revolving Credit Lender" in accordance with the provisions of Article 18:18-1 of this Agreement, (iii) the Tranche B Lender, and (iv) the Tranche C Lender

          and

          Fleet Retail Finance Inc. (in such capacity, the "Collateral Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as Collateral Agent for the ratable benefit of (i) the Administrative Agent, (ii) the Revolving Credit Lenders, (iii) the Tranche B Lender, and (iv) the Tranche C Lender

     and

          The Revolving Credit Lenders;

          and

          Back Bay Capital Funding LLC (in such capacity, with any successor or assign, the "Tranche B Lender" and the "Tranche C Lender"), a limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,

          and

          Casual Male Corp.  ( in such capacity, the "Borrowers'
     Representative"), a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021, as agent for the Persons named on Exhibit 1:1-0 hereof, debtors and debtors-in-possession (individually, a "Borrower" and collectively, the "Borrowers").

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                  WITNESSETH:

ARTICLE 1: - Definitions:

     As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

     "Acceleration": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

     "Acceleration Notice":  Written notice as follows:

               (a) From the Administrative Agent to the Collateral Agent and the Revolving Credit Lenders, as provided in Section 15:15-1(a).

               (b) From the SuperMajority Lenders to the Administrative Agent, as provided in Section 15:15-1(b).

               (c) From the Tranche B Lender to the Administrative Agent, as provided in Section 15:15-1(c).

               (d) From the Tranche C Lender to the Administrative Agent, as provided in Section 15:15-1(d).

     "Account Debtor":  Has the meaning given that term in the UCC.

     "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

     "ACH":  Automated clearing house.

     "Administrative Agent":  Defined in the Preamble.

     "Administrative Agent's Cover":  Defined in Section 14:14-3(c)(i).

     "Administrative Agent's Fee": Is defined in Section 2:2-14.

     "Affiliate": With respect to any two Persons, a relationship in which (i) one holds, directly or indirectly, not less than twenty-five percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than twenty-five percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

     "Agent":  When not preceded by "Administrative" or "Collateral", the term
          "Agent" refers collectively and individually to the Administrative Agent and the Collateral Agent.

     "Agent Fee Letter":  The letter dated the date hereof and styled "Agent Fee
          Letter" between the Borrowers and FRFI, as such letter may from time to time be amended.

     "Agents' Rights and Remedies":  Is defined in Section 13:13-7.

     "Applicable Law": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

     "Appraised Inventory Liquidation Value":  The product of (a) the Retail of
          Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser's estimate of the net recovery on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory.

     "Assignee Revolving Credit Lender":  Defined in Section 18:18-1(a).

     "Assigning Revolving Credit Lender":  Defined in Section 18:18-1(a).

     "Assignment and Acceptance":  Defined in Section 18:18-2.

     "Availability":  The least of (a), (b), or (c), where:

               (a) is the result of

                    (i)    The Revolving Credit Ceiling

                           Minus

                    (ii)   The aggregate unpaid balance of the Loan Account

                           Minus

                    (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

               (b) is the result of

                    (i)    The Borrowing Base

                           Minus

                    (ii)   The aggregate unpaid balance of the Loan Account

                           Minus

                    (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                           Minus

                    (iv)   The aggregate of the Availability Reserves.

                           Minus

                    (v)    The Carve Out Reserve

               (c) is the result of

                    (i)    The Tranche B Borrowing Base

                           Minus

                    (ii)   The aggregate unpaid balance of the Loan Account

                           Minus

                    (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                           Minus

                    (iv)   The aggregate of the Availability Reserves.

                           Minus

                    (v)    The Carve Out Reserve

                           Minus

                    (vi) The then unpaid principal balance of the Tranche B Loan and all accrued but unpaid interest thereon.

     "Availability Reserves": Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Collateral Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following::

               (i)   Customer Credit Liabilities.

               (ii) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

               (iii) L/C Landing Costs.

     "Average Availability": The average of Availability at the close of each day of the period in respect of which Average Availability is being determined.

     "Bankruptcy Breach":   Any of the following: (a) Any  breach of Section
          6:6-29; (b) The occurrence of any Event of Default describe in any of Sections 12:12-15 through and including 12:12-23.

     "Bankruptcy Code":  Title 11, U.S.C., as amended from time to time.

     "Bankruptcy Recoveries":   Any claim or recovery realized by the Borrower
          or which the Borrower may be entitled to assert by reason of any avoidance or other power vested in or on behalf of the Borrower or the estate of the Borrower under Chapter 5 of the Bankruptcy Code.

     "Base":  The Base Rate announced from time to time by Fleet National Bank
          (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

     "Base Margin": Until the Pricing Grid Change Date , 1.00% per annum and thereafter as determined from the Pricing Grid.

     "Base Margin Loan": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

     "Base Margin Rate":  The aggregate of Base plus the then applicable Base
          Margin.

     "BBC":  Back Bay Capital LLC.

     "Blocked Account": Any DDA into which the contents of any other DDA is transferred.

     "Blocked Account Agreement": An Agreement, in form satisfactory to the Administrative Agent, which Agreement recognizes the Collateral Agent's Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by an Agent.

     "Borrower" and "Borrowers":  Is defined in the Preamble.

     "Borrowing Base":  The aggregate of the following:

               (a)      The lesser of

                            (i)   The product of the Retail of Eligible
                        Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate; or

                            (ii)  85% of the Appraised Inventory Liquidation
                        Value.

               Plus

               (b) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

               Plus

               (c) The face amount of Eligible Receivables (net of Receivables Reserves) multiplied by the Receivables Advance Rate.

     "Borrowing Base Certificate":  Is defined in Section 7:7-4.

     "Borrowing Order":  An order, in form satisfactory to the Administrative
          Agent, the Tranche B

          Lender, and the Tranche C Lender, entered in the Proceedings, which order authorizes the creation of the credit facilities contemplated by this Agreement, as such Order may from time to time be amended with the written consent of the Administrative Agent., the Tranche B Lender, and the Tranche C Lender.

     "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

     "Business Plan":  The Borrowers' business plan dated on or about May
          17,2001, as from time to time updated by the Borrowers' Representative pursuant to this Agreement.

     "BuyOut":  The consummation of a transaction described in Section 17:17-13.

     "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

     "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

     "Carve Out Reserve": A reserve equal to the "Carve Out", as defined in the Borrowing Order.

     "Casual Male Corp":  Casual Male Corp, formerly known as "J. Baker, Inc."

     "Change in Control":  The occurrence of either of the following:
                 (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 35% or more of the issued and outstanding capital stock of the Borrowers' Representative having the right, under ordinary circumstances, to vote for the election of directors of Casual Male Corp..

                 (b) Any failure of Casual Male Corp. directly or indirectly to own, beneficially and of record, 100% of the capital stock of all other Borrowers.

     "Chattel Paper":  Has the meaning given that term in the UCC.

     "Collateral":  Is defined in Section 10:10-1.

     "Collateral Agent":  Is defined in the Preamble.

     "Collateral Interest": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

     "Concentration Account":  Is defined in Section 9:9-3.

     "Consent": Actual consent given by the Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from an Agent of a proposed course of action to be followed by an Agent without such Lender's giving that Agent written notice of that Lender's objection to such course of action, provided that all Agents may rely on such passage of time as consent by a Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

     "Consolidated": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

     "Costs of Collection": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys, and all reasonable out-of-pocket costs incurred by any Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent, where such costs and expenses are directly or indirectly related to or in respect of any Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents' Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" also includes the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are

          Liabilities, and at the Administrative Agent's option may bear interest at the then effective Base Margin Rate.

     "Credit Card Advance Rate":  85%

     "Customer Credit Liability": Gift certificates, customer deposits, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

     "DDA": Any checking or other demand daily depository account, other than an Exempt DDA, maintained by any Borrower.

     "Delinquent Revolving Credit Lender":   Defined in Section 14:14-3(c).

     "Deposit Account":  Has the meaning given that term in the UCC.

     "Documents":  Has the meaning given that term in the UCC.

     "Documents of Title":  Has the meaning given that term in the UCC.

     "Early Termination Assessment":  The Revolving Credit Early Termination
          Fee, the Tranche B Early Termination Fee, and the Tranche C Early Exit Assessment.

     "EBITDAR": The Borrowers' earnings before interest, taxes, depreciation, amortization and restructuring charges, each as determined in accordance with GAAP.

     "Eligible Assignee":  With respect to an assignee of a Revolving Credit
          Lender: a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300 Million or any Affiliate of any Lender, or any Person to whom a Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Lender's rights in and to a material portion of such Lender's portfolio of asset based credit facilities.

     "Eligible Credit Card Receivables": Under 4 business day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Administrative Agent to be eligible).

     "Eligible In-Transit Inventory": "Eligible In-Transit Inventory " will be calculated at 75% of the retail value of such of the Borrowers' Inventory (without duplication as to Eligible Inventory and Eligible L/C Inventory ), title to which has passed to a Borrower and which is then being shipped from a foreign location for receipt, within 45 days, at a warehouse of one of the Borrowers, provided that

                              (a)      Such Inventory is of such types,
                    character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

                              (b)       The documents which relate to such
                    shipment names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent).

     "Eligible Inventory":  The following:

                    (a) Such of the Borrowers' Inventory, at such locations, and of such types, character, qualities and quantities, as the Administrative Agent, in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Collateral Agent has a perfected security interest which is prior and superior to all security interests, claims, and encumbrances.

               (b)  Eligible L/C Inventory.

               (c)  Eligible In-Transit Inventory

          Without limiting the foregoing, "Eligible Inventory" shall not include
          (i) direct shipment inventory; (ii) any non-merchandise inventory (such as labels, bags, and packaging materials); (iii) "dummy warehouse inventory"; (iv) damaged goods, return to vendor merchandise, packaways, consigned inventory, and other similar categories, and (v) inventory which is the subject of a store closing, liquidation, going-out-of-business or similar sale, as to which in each case, any Borrower has received an initial payment of the guaranteed price from the Person conducting the sale.

     "Eligible L/C Inventory":   "Eligible L/C Inventory" will be calculated at
          75% of the retail value of such of the Borrowers' Inventory (without duplication as to Eligible Inventory and Eligible In-Transit Inventory ), the purchase of which is supported by a documentary

          L/C then having an initial expiry of sixty (60) or less days, provided that
                       (a) Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

                       (b) The documentary L/C supporting such purchase names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent).

     "Eligible Receivables":   Such of the Borrowers' Accounts and accounts
          receivable as arise in the ordinary course of the Borrowers' business (without duplication of Eligible Credit Card Receivables) for goods sold and/or services rendered by the Borrowers, which Accounts and accounts receivable have been determined by the Administrative Agent to be satisfactory and have been earned by performance and are owed to the Borrowers by such of the Borrowers' Account Debtors as the Administrative Agent determines to be satisfactory, in the Administrative Agent's discretion in each instance.

     "Employee Benefit Plan":  As defined in ERISA.

     "Encumbrance": A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

     "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

     "Environmental Laws":  All of the following:

               (a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

               (b) The common law relating to damage to Persons or property from Hazardous Materials.

"Equipment":   Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

"ERISA":       The Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate":      Any Person which is under common control with a Borrower
          within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

"Events of Default":    Is defined in Article 12:.  An "Event of Default"
                                   shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Lenders or by the Administrative Agent as applicable. In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection for which the Borrowers are obligated to reimburse any Agent or the Lenders, which reimbursement obligation is not specifically duly waived).

"Excess Availability": The result of (a) Availability minus (b) all then past due obligations of the Borrowers arising subsequent to the commencement of the Proceedings, including accounts payable which are beyond customary trade terms and rent obligations which are beyond applicable grace periods.

"Exempt DDA": A depository account maintained by any Borrower, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

"Farm Products":    Has the meaning given that term in the UCC.

"Fee Letter":    The letter dated the date hereof and styled "Fee Letter"
          between the Borrowers and FRFI, as such letter may from time to time be amended.

"Final Borrowing Order":      A Borrowing Order entered in the Proceedings after
          notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure.

"Financial Covenant Breach":      The breach of any of the financial performance
          covenants provided for in Section 7:7-11.

"First Day Orders":    Orders presented to the Bankruptcy Court in the
          Proceedings for consideration on the first day of the Proceedings and consented to by the Administrative Agent, whether or not entered by the Bankruptcy Court on the first day of the Proceedings or thereafter.

"Fiscal":    When followed by "month" or "quarter", it refers to the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions (e.g. reference to the Borrowers' "Fiscal June, 2002" is to the Borrowers' fiscal month of June in the calendar year 2001). When followed by reference to a specific year, it refers to the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Borrowers' fiscal year ends in January 2002 reference to that year would be to the Borrowers' "Fiscal 2002").

"Fixtures":    Has the meaning given that term in the UCC.

"FRFI":   Fleet Retail Finance Inc.

"GAAP":        Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to Section 7:7-11 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrowers' Representative shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrowers' Representative's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

"General Intangibles": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Borrower; credit memoranda in favor of any Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any or credit extended or services performed, by any Borrower, whether intended for an individual customer or the general business of any Borrower, or used or useful in connection with research by any Borrower.

"Goods":       Has the meaning given that term in the UCC, and also includes all things movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if
          (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

"Guarantor":   Casual Male Corp.

"Guarantor Agreement":    Each instrument and document executed by the Guarantor
          of the Liabilities to evidence or secure the Guarantor's guaranty thereof .

"Guarantor Default": Default or breach or the occurrence of any event of default under any Guarantor Agreement.

"Hazardous Materials": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

"Indebtedness":        All indebtedness and obligations of or assumed by any
          Person on account of or in respect to any of the following:

               (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

               (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

               (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

               (d)  On account of deposits or advances.

               (e)  As lessee under Capital Leases.

               (f)  In connection with any sale and leaseback transaction.

                    "Indebtedness" of any Person also includes:

                         (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                         (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party other than on account of the endorsement of checks and other items in the ordinary course.

                         (z) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

"In Default": Any occurrence, circumstance, or state of facts with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured within any applicable grace period.

"Indemnified Person": Is defined in Section 21:21-12.

"Instruments": Has the meaning given that term in the UCC.

"Interest Payment Date":    With reference to:

               Each Libor Loan: The last day of the Interest Period relating thereto; the Termination Date; and the End Date.

               Each Base Margin Loan: The first day of each month; the Termination Date; and the End Date.

"Interest Period":  The following:

               (a) With respect to each Libor Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, or three months thereafter, as the Borrowers' Representative may elect by notice (pursuant to Section 2:2-6) to the Administrative Agent and such other periods (no longer, in any event, however, than three months) to which the Administrative Agent and the Borrowers' Representative may agree from time to time.

               (b)  With respect to each Base Margin Loan: Subject to Subsection
          (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base

          Margin Loan is converted to a Libor Loan, as the Borrowers' Representative may elect by notice (pursuant to Section 2:2-6) to the Administrative Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

               (c) The setting of Interest Periods is in all instances subject to the following:

                    (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                    (ii) Any Interest Period for a Libor Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                    (iii) Subject to Subsection (iv), below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                    (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                    (v) The number of Interest Periods in effect at any one time is subject to Section 2:2-12(e) hereof.

"Interim Borrowing Order": A Borrowing Order entered in the Proceedings prior to notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure.

"Inventory":   Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

"Inventory Advance Rate":    30%.

"Inventory Reserves": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

               (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

               (ii)    Seasonality.

               (iii)   Shrinkage.

               (iv)    Imbalance.

               (v)     Change in Inventory character.

               (vi)    Change in Inventory composition

               (vii)   Change in Inventory mix.

               (viii)  Markdowns (both permanent and point of sale)

               (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

               (x)     Consigned Inventory.

"Investment Property": Has the meaning given that term in the UCC.

"Issuer":      The issuer of any L/C.

"L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

"L/C Landing Costs": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

"Lease":    Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

"Leasehold Interest":  Any interest of a Borrower as lessee under any Lease.

"Leasehold Proceeds":         Any proceeds of the sale or other disposition of a
          Leasehold Interest.

"Leasing":    Fleet Capital Corporation.

"Leasing Debt":  All obligations due to Leasing under a certain Chattel
          Promissory Note dated August 26, 1999 in the original principal amount of $9,000,000.00 and all instruments, documents, and agreements related thereto, all as modified, amended, supplemented, or restated.

"Leasing Senior Collateral":  All Collateral which consists of Equipment.

"Lender":    Collectively and each individually, each Revolving Credit Lender, the Tranche B Lender and the Tranche C Lender.

"Lenders' Special Counsel":   Collectively, (i) a single counsel, selected by
          Revolving Credit Lenders holding more than 51% of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders) following the occurrence of an Event of Default to represent their interests in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, (ii) a single counsel, selected by the Tranche B Lender and (iii) a single counsel selected by the Tranche C Lender, in case of each of clause (ii) and (iii) hereof, to represent the interests of the Tranche B Lender and the Tranche C Lender, respectively, in connection with the preparation, negotiation, administration, enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document.

"Letter-of-Credit Right":     Has the meaning given that term in UCC 9'99 and
          also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Liabilities":   (a)    All and each of the following, whether now existing
          or hereafter arising under this Agreement or under any of the other Loan Documents, including, without limitation, the following:

               (i) Any and all direct and indirect liabilities, debts, and obligations of each Borrower to any Agent or any Lender, each of every kind, nature, and description owing on account of this Agreement or any other Loan Document.

               (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to any Agent or any Lender (including all future advances whether or not made pursuant to a commitment by any Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Agent or any Lender may hold against any Borrower.

               (iii) All notes and other obligations of each Borrower now or hereafter assigned to or held by any Agent or any Lender, each of every kind, nature, and description.

               (iv) All interest, fees, and charges and other amounts which may be charged by any Agent or any Lender to any Borrower and/or which may be due from any Borrower to any Agent or any Lender from time to time.

               (v) All costs and expenses incurred or paid by any Agent in respect of any agreement between any Borrower and any Agent or instrument furnished by any Borrower to any Agent (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

               (vi) Any and all covenants of each Borrower to or with any Agent or any Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and any Agent or any Lender or instrument furnished by that Borrower to any Agent or any Lender.

               (vii) Each of the foregoing as if each reference to the " any Agent or any Lender" were to each Affiliate of the Administrative Agent.

          (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

"Libor Business Day":   Any day which is both a Business Day and a day on which
          the principal interbank market for Libor deposits in London in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

"Libor Loan":   Any Revolving Credit Loan which bears interest at a Libor Rate.

"Libor Margin": Until the Pricing Grid Change Date , 2.75% per annum and thereafter as determined from the Pricing Grid.

"Libor Offer Rate":    That rate of interest (rounded upwards, if necessary, to
          the next 1/100 of 1%) determined by the Administrative Agent in good faith to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the London interbank market in which Fleet National Bank participates at or about 10:00AM (Boston Time) two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

"Libor Rate":    That per annum rate which is the aggregate of the Libor Offer
          Rate plus the Libor Margin except that, in the event that the Administrative Agent determines in good faith that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of (a) plus
          (b), where:

                       (a) is the decimal equivalent of the following fraction:

                                Libor Offer Rate
                                ----------------
                            1 minus Reserve Percentage

                       (b)    is the applicable Libor Margin.

"Liquidation":   The exercise, by the Collateral Agent, of those rights accorded to the Collateral Agent under the Loan Documents as a creditor of the Borrowers following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

"Loan Account":        Is defined in Section 2:2-9.

"Loan Commitment": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment.

                    With respect to the Tranche B Lender, the then unpaid principal balance of the Tranche B Loan.

                    With respect to the Tranche C Lender, the then unpaid principal balance of the Tranche C Loan.

"Loan Documents":   This Agreement, each instrument and document executed as
          contemplated by Article 5, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, as each may be amended from time to time.

"Majority Lenders": Lenders (other than Delinquent Revolving Credit Lenders) holding 51% or more of the Loan Commitments (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).

"Majority Revolving Credit Lenders":  Revolving Credit Lenders (other than
          Delinquent Revolving Credit Lenders) holding 51% or more the Loan Commitments which support the Revolving Credit (other than such Loan Commitments held by a Delinquent Revolving Credit Lender).

"Material Accounting Change":         Any change in GAAP applicable to
          accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 7:7-11 where such a breach would not have occurred if such change had not taken place or visa versa.

          "Maturity Date":    July 31, 2001, unless the Final Borrowing Order is
          entered by that date (which order shall not then have been stayed, modified, appealed, reversed, or otherwise affected), and if the Final Borrowing Order is so entered, the "Maturity Date" shall mean May 18, 2003.

Minimum Excess Availability Breach:     The failure of the Borrowers at any time
          to comply with the provisions of Paragraph 3 of Exhibit 7:7-11.

"Nominee":      A business entity (such as a corporation or limited partnership)
          formed by the Collateral Agent to own or manage any Post Foreclosure Asset.

"NonConsenting Lender":  Is defined in Section 17:17-12.

"Obligor":      The Guarantor and each Borrower.

"Operating Account":   Is defined in Section 9:9-3.

"OverLoan":     A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

"Participant":  Is defined in Section 21:21-15, hereof.

          "Payment Intangible": Has the meaning given that term in UCC 9'99 and also refers to any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

"Permitted Asset Disposition":          A sale or other disposition of the
          assets of any Borrower, not in the ordinary course, where either the conditions of (a) or (b) of this Definition are satisfied:

               (a) The sale, other than in the ordinary course, of substantially all of the assets or capital stock of WGS Corp. in compliance with and having the effect provided for in Section6:6-15(d)(v).

               (b)  Each of the following conditions is satisfied:

                    (i)    The assets which are the subject of such sale
               (valued for such
               purpose in the same manner that such assets are valued for purposes of calculation of the Borrowing Base) when aggregated with all assets which had been the subject of prior such sales or other dispositions subsequent to the commencement of the Proceedings (other than the sale of the assets of WGS Corp. as described in (a) of this Definition) does not exceed fifteen percent (15%) of the Borrowing Base on the date on which the Proceedings were initiated.

                    (ii) On the date on which the sale or other disposition of assets is consummated, no Borrower is InDefault and none will become InDefault as a result of such consummation.

"Permitted Encumbrances":  The following:

          (a) Those Encumbrances permitted as provided in Section 6:6-8(a) hereof.

          (b) Encumbrances on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not then overdue; deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; Encumbrances of carriers, warehousemen, mechanics and materialmen, and other like Encumbrances on properties in existence less than 90 days from the date of creation thereof in respect of obligations not overdue; and Encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Encumbrances under leases to which any Borrower is a party, and other minor Encumbrances or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers as a whole or which are being actively contested in good faith by appropriate proceedings as to which the Borrowers have established reasonable reserves, it being understood, however, that the filing of a tax lien which includes any Inventory or Accounts does not constitute a "Permitted Encumbrance", even if being so contested.

          (c)  Encumbrances described on Exhibit 1:1-1 hereto.

"Permitted Indebtedness":  The following Indebtedness:

               (a)  Indebtedness on account of the Revolving Credit.

               (b)  Indebtedness on account of the Tranche B Loan.

               (c)  Indebtedness on account of the Tranche C Loan.

               (d) Indebtedness arising prior to the commencement of the Proceedings and set forth on Exhibit 6:6-8.

               (e)  Leasing Debt.

Permitted Investments": Marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower; demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000.00; securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; investments (not to exceed $100,000.00 at any one time) in common and preferred stock traded on national securities exchanges; additional investments in the capital stock of any other Borrower; and loans permitted pursuant to Section 6:6-21(c).

"Permitted Overhead Contributions": Rent under the lease of the Canton
          Warehouse.

"Permitted Protective OverAdvance"  Is defined in Section 17:17-3(a).

"Person":      Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

"Post Foreclosure Asset": All or any part of the Collateral, ownership of which is acquired by the Collateral Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

"PreBankruptcy Senior Debt": The Borrower's indebtedness under and on account of the loan agreement styled "2001 Loan and Security Agreement", dated February 3, 2001 amongst Fleet Retail Finance Inc., as Administrative Agent and as Collateral Agent for a syndicate of lenders, and those lenders, on the one hand, and the Lenders' Representative and certain of its subsidiaries, on the other, as amended.

"Pricing Grid": The table annexed hereto as EXHIBIT 2:2-12.

"Pricing Grid Change Date": The first day of the thirteenth month after (and counting) the month in which this Agreement is dated.

"Proceedings": The cases, pursuant to Chapter 11 of the Bankruptcy Code, respectively initiated by the Borrowers in the United States Bankruptcy Court for the Southern District of New York.

"Proceeds":    Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 10:10-1 hereof.

"Pro-Rata":    A proportional distribution based upon a Lender's percentage claim to the overall aggregate amount being distributed.

"Protective OverAdvances": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied: (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than 5% of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agents' discretion to protect and preserve the interests of the Lenders.

"Receipts":    All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

"Receivables Advance Rate":  75%.

"Receivables Collateral":   That portion of the Collateral which consists of
          Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, Payment Intangibles, Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment.

"Receivables Reserves":     Such Reserves as may be established from time to
          time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the collectibility in the ordinary course and of the creditworthiness of the Eligible Receivables. Without limiting the generality of the foregoing, A/R Reserves shall include (but are not limited to) reserves based on the following:

               (i) The aggregate of all accounts receivables which are more than 60 days past invoice.

               (ii) The aggregate of all accounts receivable owed by any Account Debtor 25% or more of whose accounts are described in Subsection (i), above

               (iii) The aggregate of all accounts receivable which arise out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of Article 2 of the Uniform Commercial Code).

               (iv) The aggregate of all accounts receivable which arise out of any sale made on a basis other than upon terms usual to the business of the Borrower.

               (v) The aggregate of all accounts receivable which arise out of any sale made on a "bill and hold," dating, or delayed shipping basis.

               (vi) The aggregate of all accounts receivable which are owed by any Account Debtor whose principal place of business is not within the United States, the District of Columbia, or Canada.

               (vii) The aggregate of all accounts receivable which are owed by any Affiliate.

               (viii) The aggregate of all accounts receivable to the extent that the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback as determined by the Administrative Agent in its discretion.

               (ix) The aggregate of all accounts receivable which are evidenced by a promissory note or other documentation evidencing modified payment terms.

               (x) The aggregate of all accounts receivable which are owed by any person employed by, or a salesperson of, the Borrower.

"Register":  Is defined in Section 18:18-2(c).

"Requirements of Law":  As to any Person:

               (a)     Applicable Law.

               (b)     That Person's organizational documents.

               (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

               (d) Without limiting the generality of the foregoing, "Requirement of Law" includes all requirements of the Bankruptcy Code; all rules adopted pursuant to the Bankruptcy Code or otherwise and applicable to the Borrowers and/or the Proceedings; the Borrowing Order; and all other orders or rulings formally or informally entered in the Proceedings or in any action or proceeding which relates thereto.

"Reserve Percentage":        The decimal equivalent of that rate applicable to
          the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

"Reserves":    The following: Carve Out Reserve; Receivables Reserves;
          Availability Reserves; and Inventory Reserves.

"Restructuring Consultant": A consultant with a nationally recognized practice in addressing issues related to the restructuring of companies which are debtors in cases pursuant to Chapter 11 of the Bankruptcy Code.

"Retail":      As reflected in a Borrowers' stock ledger, being the current ticket price aggregated by SKU, except that to the extent that Eligible Inventory is not reflected in the stock ledger, "Retail" shall be determined as tracked on such non stock ledger inventory systems of a Borrower which are deemed adequate for such purpose by the Administrative Agent in the exercise of the Administrative Agent's discretion.

"Revolving Credit":  Is defined in Section 2:2-1.

"Revolving Credit Ceiling":   $100,000,000.00.

"Revolving Credit Commitment Fee":  Is defined in Section 2:2-13.

"Revolving Credit Debt":    At any time, the lesser of (a) or (b), where

               (a)     is $100,000,000.00.

               (b) is Indebtedness of the Borrowers on account of loans and advances under the Revolving Credit which Indebtedness, when incurred or when Acceleration takes place, is within amounts available to be borrowed under the Revolving Credit or constitutes Protective OverAdvances, as reflected on the Borrowing Base Certificate (if any) in reliance on which the subject loan or advance was made, it being understood that, (i) in the absence of manifest computational error by the Borrowers' Representative, the Administrative Agent may rely on, and each of the Tranche B Lender and the Tranche C Lender shall be bound by, the determination of such availability as reflected on such Borrowing Base Certificate, and (ii) the status of indebtedness as "Revolving Credit Debt" is determined without regard to any subsequent declination in the appraised value of the Inventory or other assets on which such availability had been so determined, and (iii) the occurrence of a Tranche B Availability Breach, in and of itself, shall not affect the status of indebtedness as "Revolving Credit Debt". (For purposes of the determination of whether a loan or advance to cover the honoring of a L/C constitutes "Revolving Credit Debt", the date of issuance of the subject L/C shall constitute the date on which the subject indebtedness was incurred).

"Revolving Credit Dollar Commitment":      As set forth on EXHIBIT 2:2-24,
          annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

"Revolving Credit Early Termination Fee":  Is defined in Section 2:2-16.

"Revolving Credit Fees":    The Unused Line Fee, Revolving Credit Commitment
          Fee, Revolving Credit Early Termination Fee, fees for L/C's which are specifically for the account of the Revolving Credit Lenders and all other fees (such as a fee (if any) on account of the execution of an amendment of a Loan Document) payable by any Borrower in respect of the Revolving Credit other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

"Revolving Credit Lenders": Each Revolving Credit Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Revolving Credit

          Lender" in accordance with the provisions of this Agreement.

"Revolving Credit Loans": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2:2-12(d)).

"Revolving Credit Note":  Is defined in Section 2:2-10.

"Revolving Credit Obligations": The aggregate of the Borrowers' liabilities, obligations, and indebtedness of any character on account of or in respect to the Revolving Credit.

"Revolving Credit Percentage Commitment": As set forth on EXHIBIT 2:2-24, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

"Revolving Credit Senior Collateral":  All Collateral other than the Tranche C
          Senior Collateral, the Leasing Senior Collateral, and Leasehold Proceeds.

"SEC":  The Securities and Exchange Commission.

"Standstill Period": A period consisting of the following number of consecutive days, initiated by written notice by either the Tranche B Lender or the Tranche C Lender to the Administrative Agent in accordance with
          Section 15:15-2(a).

               All Tranche B Action Events other than a Financial Covenant
          Breach: 15.
               A Tranche B Action Event which consists of a Financial Covenant
          Breach: 30.
               All Tranche C Action Events other than a Financial Covenant
          Breach: 30.
               A Tranche C Action Event which consists of a Financial Covenant
          Breach: 45.

"Stated Amount":      The maximum amount for which an L/C may be honored.

"Store": Each location at which a Borrower regularly offers Inventory for sale to the public.

"SuperMajority Lenders":   Lenders (other than Delinquent Revolving Credit
          Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

"SuperMajority Revolving Credit Lenders":  Revolving Credit Lenders (other than
          Delinquent Revolving Credit Lenders) holding 66-2/3% or more the Loan Commitments which support the Revolving Credit (other than such Loan Commitments held by a Delinquent Revolving Credit Lender).

"Supporting Obligation":   Has the meaning given that term in UCC 9'99 and also
          refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

"SwingLine":  The facility pursuant to which the SwingLine Lender may advance
          Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

"SwingLine Lender":  FRFI.

"SwingLine Loan Ceiling": $15,000,000.00 (subject to increase as provided in Section 17:17-4(j)).

"SwingLine Loans":   Defined in Section 2:2-8.

"Termination Date": The earliest of (a) the Maturity Date; or (b) the
          Administrative Agent's notice to the Borrowers' Representative setting the Termination Date on account of the occurrence of any Event of Default; or (c) that date, ninety (90) days irrevocable written notice of which is provided by the Borrowers' Representative to the Administrative Agent, or (d) the date of substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a plan of reorganization in the Proceedings that has been confirmed pursuant to an order of the Bankruptcy Court in the Proceedings.

"Tranche B Action Event":  The occurrence of any of the following: a Tranche B
          Loan Availability Breach; a Minimum Excess Availability Breach; a Tranche B Payment Breach; a Financial Covenant Breach; or a Bankruptcy Breach.

"Tranche B Borrowing Base":    The aggregate of the following:

          (a)  The Appraised Inventory Liquidation Value

               Plus

          (b)  The lesser of

               (i)  3% of Appraised Inventory Liquidation Value

                    or

               (ii) (A)  Through November 30, 2001:    $3 Million

                    (B)  Commencing December 1, 2001:  Zero

               Plus

          (c) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

               Plus

          (d) The face amount of Eligible Receivables (net of Receivables Reserves) multiplied by the Receivables Advance Rate.

     "Tranche B Current Pay Interest":  Is defined in Section 3:3-4(b)(i)

     "Tranche B Commitment Fee and Additional Fees":  Described in Section
          3:3-5.

     "Tranche B Early Termination Fee":  Defined in Section 3:3-3(c).

     "Tranche B Fees":  The Tranche B Commitment Fee and Additional Fees, the
          Tranche B Early Termination Fee, and all other fees (such as a fee (if any) on account of the execution of an amendment of any Loan Document) payable by any Borrower in respect of the Tranche B other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

     "Tranche B Interest Payment Date":  Defined in Section 3:3-4(b)(i).

     "Tranche B Interest Rate":  Defined in Section 3:3-4(a).

     "Tranche B Lender":  Defined in the Preamble.

     "Tranche B Loan ":  Defined in Section 3:3-1.

     "Tranche B Availability Breach": The aggregate of the following is equal to or less than zero:

          (a)  The Tranche B Borrowing Base

               Minus

          (b)  The aggregate unpaid balance of the Loan Account

               Minus

          (c)  The aggregate undrawn Stated Amount of all then outstanding
               L/C's.

               Minus

          (d) The then unpaid principal balance of the Tranche B Loan and all accrued but unpaid interest thereon.

               Minus

          (e)  The aggregate of the Availability Reserves.

               Minus

          (f)  The Carve Out Reserve

     "Tranche B Fee Letter":  The letter dated the date hereof and styled
          "Tranche B Fee Letter" between the Borrowers and BBC, as such letter may from time to time be amended.

     "Tranche B Note":  Defined in Section 3:3-2.

     "Tranche B Payment Breach": The failure by the Borrowers to have made any payment on account of the Borrowers' Liabilities to the Tranche B Lender under the Loan Documents prior to expiry of any grace period applicable to such payment.

     "Tranche B PIK Interest":  3:3-4(b)(ii).

     "Tranche C Action Event": The occurrence of any of the following: a Tranche B Availability Breach; a Minimum Excess Availability Breach; a Tranche C Payment Breach; a Financial Covenant Breach; or a Bankruptcy Breach.

     "Tranche C Current Pay Interest":  Is defined in Section 4:4-4(b)(i).

     "Tranche C Commitment Fee and Additional Assessments":  Described in
          Section 4:4-5.

     "Tranche C Early Exit Assessment":  Defined in Section 4:4-3(c).

     "Tranche C Assessment Letter":  The letter dated the date hereof and styled
          "Tranche C Assessment Letter" between the Borrowers and BBC, as such letter may from time to time be amended.

     "Tranche C Assessments":  The Tranche C Commitment Assessment and
          Additional Assessments, the Tranche C Early Exit Assessment, and all other fees (such as a fee (if any) on account of the execution of an amendment of any Loan Document) payable by any Borrower in respect of the Tranche C other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

     "Tranche C Interest Payment Date":  Defined in Section 4:4-4(b)(i).

     "Tranche C Interest Rate":  Defined in Section 4:4-4(a).

     "Tranche C Lender":  Defined in the Preamble.

     "Tranche C Loan ":  Defined in Section 4:4-1(a).

     "Tranche C Note":  Defined in Section 4:4-2.

     "Tranche C Payment Breach": The failure by the Borrowers to have made any payment on account of the Borrowers' Liabilities to the Tranche C Lender under the Loan Documents prior to expiry of any grace period applicable to such payment.

     "Tranche C PIK Interest":  Defined in Section 4:4-4(b)(ii).

     "Tranche C Senior Collateral": So much of the Collateral as consists of the capital stock of JBAK Holding, Inc.

     "Tranche Loan Prepayment Conditions":  The following:
               (a)  The subject prepayment is made after June 1, 2002.

               (b) Excess Availability, for each of the 45 days prior to the making of such prepayment, is not less than $45 Million.

               (c) Immediately after, and giving effect to such prepayment, Excess Availability is not less than $30 Million.

               (d) EBITDAR for the 12 months immediately prior to such prepayment is not less than $40.5 Million.

               (e) No more than fifteen days prior to such prepayment, the Borrowers' Representative has provided the Administrative Agent with a forecast, for the then next succeeding 12 month period which reflects that Excess Availability will never be less than $20 Million.

               (f) On the date on which such prepayment is made and after giving effect to such prepayment, no Borrower is InDefault.

     "Transfer": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 19:19-1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Administrative Agent.

     "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

     "UCC9'99": The Uniform Commercial Code, Article 9, 1999 Official Text, except that following the effectiveness, in Massachusetts, of the revision of Article 9 of the Uniform Commercial Code contemplated by UCC9'99 (with such nonuniform variations as may be adopted as part of the enactment of that revision), each reference to "UCC9'99" shall be to the UCC.

     "Unanimous Consent":  Consent of Lenders (other than Delinquent Revolving
          Credit Lenders) holding 100% of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

     "Unused Line Fee":  Is defined in Section 2:2-15.

     "Yield Revenue": All amounts which are (or would be) payable on account of the Tranche C

          Commitment Fee and Additional Assessments and the Tranche C Interest Rate (as if all interest were paid in cash on the relevant Tranche C Interest Payment Date) with respect to the Tranche C Loan.

Article 2: - The Revolving Credit:

     21 -. Establishment of  Revolving Credit

          (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

          (b) Loans, advances, and financial accommodations under the Revolving Credit shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 7:7-4, below, and shall be subject to the following:

               (ii) Such determination shall take into account such Reserves as the Administrative Agent may determine as being applicable thereto.

               (iii) The Retail of Eligible Inventory will be calculated in a manner consistent with current tracking practices, based on stock ledger inventory at Retail and (to the extent not reflected in the stock ledger) JBI Apparel catalogue and Work N' Gear inventory shall be determined at Retail as tracked on such non stock ledger inventory systems of a Borrower which are deemed adequate for such purpose by the Administrative Agent.

          (a) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2:2-24.

          (b) The proceeds of borrowings under the Revolving Credit shall be used solely as follows:

               (iv)   Towards the retirement of the PreBankruptcy Senior Debt.

               (v)    For the Borrowers' working capital needs.

               (vi) For Capital Expenditures, to the extent permitted by this Agreement.

     22 - Advances in Excess of Borrowing Base (OverLoans).

          (a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

          (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 14:14-3(a) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent) and to Section 17:17-3(a) (which relates to Protective OverAdvances).

          (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

     23 - Initial Reserves. Changes to Reserves.

          (a) At the execution of the amendment and restatement of this Agreement, the only Reserves are as reflected on the Borrowing Base Certificate, a specimen of which is annexed hereto as EXHIBIT 7:7-4.

          (b) The Administrative Agent shall provide not less than seven (7) days prior notice to the Borrowers' Representative of the establishment of any Reserve (other than those established at the execution of this Agreement) except that the following may be undertaken without such prior notice:

               (ii) a change to the amount of a then existing Reserve (as distinguished from a change by which such Reserve is measured or determined), which change reflects changed circumstances (e.g. the amount of the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time); and

               (iii) the creation of, or a change to an existing Reserve on account of circumstances which the Administrative Agent determines as having a material adverse change on the maintenance of loan to collateral values.

     24 - Risks of Value of Collateral. The Administrative Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

     25 - Commitment to Make Revolving Credit Loans and Support Letters of Credit. Subject to the provisions of this Agreement, the Lenders shall make a loan or advance under the Revolving Credit and the Administrative Agent shall cause L/C's to be issued for the account of the Borrowers' Representative, in each instance if duly and timely requested by the Borrowers' Representative as provided herein provided that:

          (a)  No OverLoan is then outstanding and none will result therefrom.

          (b) No Borrower is then InDefault and none will thereby become InDefault.

     26 - Revolving Credit Loan Requests.

          (a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Borrowers' Representative in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

          (b) Subject to the provisions of this Agreement, the Borrowers' Representative may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Administrative Agent by no later than the following:

               (ii) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 1:00PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrowers' Representative, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

               (iii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $100,000.00 in excess of such minimum.

               (iv) Any Libor Loan which matures while any Borrower is InDefault shall be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Borrowers' Representative that such Loan is to be continued as a Libor Loan.

          (a) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

          (b) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower as provided in Section 2:2-19.

          (c) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrowers' Representative and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as reasonably may be satisfactory to the Administrative Agent.

          (d) A request by the Borrowers' Representative for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

               (v) There has been no material adverse change in the Borrowers' financial condition (taken as a whole) from the most recent financial information furnished Administrative Agent or any Lender pursuant to this Agreement.

               (vi) Each representation, not relating to a specific date, which is made herein or in any of the Loan Documents is then true and correct in all material respects as of and as if made on the date of such request (except (A) to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse and (B) to the extent that such representations and warranties expressly relate to a then earlier date).

               (vii) Unless accompanied by the Certificate of the Borrowers' Representative's Chief Executive Officer, President, or Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, no Borrower is InDefault.

     (a)  If, at any time or from time to time, any Borrower is InDefault:

               (viii) The Administrative Agent may suspend the Revolving Credit immediately, in which event, neither the Administrative Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

               (ix) The Administrative Agent may suspend the right of the Borrowers' Representative to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

     27 - Making of Revolving Credit Loans.

          (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrowers' Representative.

          (b) A loan or advance shall be deemed to have been made under the Revolving

Credit (and the Borrowers shall be indebted to the Administrative Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

               (ii) The Administrative Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrowers' Representative's instructions (if such loan or advance is of funds requested by the Borrowers' Representative).

               (iii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

          (a) There shall not be any recourse to or liability of any Agent or any Lender on account of:

               (iv) Any delay, beyond the reasonable control of the Agents and the Revolving Credit Lenders, in the making of any loan or advance requested under the Revolving Credit.

               (v) Any delay, beyond the reasonable control of the Agents and the Revolving Credit Lenders, by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

               (vi) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrowers' Representative.

     28 - SwingLine Loans.

          (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SwingLine Loans") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

          (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

          (c) The Borrowers' obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2:2-8(c), annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit from the Administrative Agent to the effect that said Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the SwingLine Lender.

          (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as

"Liabilities".

          (e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

     29 - The Loan Account.

          (a) An account ("Loan Account") shall be opened on the books of the Administrative Agent in which a record shall be kept of all loans and advances made under the Revolving Credit.

          (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent and each Lender on account of the Liabilities and of all credits against such amounts so owed.

          (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

          (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

          (e) The Administrative Agent, without the request of the Borrowers' Representative, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which any Agent or any Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2:2-11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2:2-9(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

          (f) In the absence of manifest error, a statement rendered by the Administrative Agent or any Lender to the Borrowers' Representative concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Borrowers' Representative provides the Administrative Agent with written objection thereto within thirty

(30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.


     210 -The Revolving Credit Notes. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "Revolving Credit Note") in the form of EXHIBIT 2:2-10, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that any Revolving Credit Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

     211 -Payment of The Loan Account.

          (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Unless the Borrowers' Representative otherwise advises the Administrative Agent, such payments shall be applied first to Base Margin Loans and only then to Libor Loans.

          (b) The Borrowers, without notice or demand from the Administrative Agent or any Revolving Credit Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

          (c) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

          (d) The Administrative Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2:2-11(a) and 2:2-11(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse any Borrower from any indemnification obligation under Section 2:2-11(e).

          (e) The Borrowers shall indemnify the Administrative Agent and each Revolving Credit Lender and hold the Administrative Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Administrative Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following :

               (ii) Default by any Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Libor Loans.

               (iii) Default by any Borrower in making a borrowing or conversion after the Borrowers' Representative has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

               (iv) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

     212  -Interest on Revolving Credit Loans.

          (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2:2-6) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

          (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate .

          (c) The Base Margin and the Libor Margin shall be determined as follows:

               (ii) Until the Pricing Grid Change Date, the Base Margin and the Libor Margin shall be determined as provided in the Definitions of those terms.

               (iii) After the Pricing Grid Change Date the Base Margin and the Libor Margin shall be determined in accordance with the Pricing Grid annexed hereto as EXHIBIT 2:2-12 and shall be reset as provided therein, except that the Libor Rate applicable to any Revolving Credit Loan shall remain in effect with respect to that Revolving Credit Loan notwithstanding any change in the Libor Margin which takes place subsequent to the making of that Revolving Credit Loan, that is to say Libor contracts in effect at the time of increases/decreases in margin will remain at the margin originally utilized when the contract was opened for the balance of the applicable Interest Period.

          (a) Subject to, and in accordance with, the provisions of this Agreement, the Borrowers' Representative may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by notice to the Administrative Agent. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

          (b) The Borrowers' Representative shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than eight (8) Libor Rates applicable to the Revolving Credit Loans at any one time.

          (c) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

               (iv) On the applicable Interest Payment Date for that Revolving Credit Loan.

               (v)  On the Termination Date and on the End Date.

               (vi) Following the occurrence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

          (a) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Revolving Credit Lenders at rate which is the aggregate of the rate applicable to Base Margin Loans plus two Percent (2%) per annum.

     213 -Revolving Credit Commitment Fee. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned by FRFI and the Borrowers shall pay the "Revolving Credit Commitment Fee" (so referred to herein) to the Administrative Agent in the amount and payable as provided in the Fee Letter.

     214 -Administrative Agent's Fee. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "Administrative Agent's Fee" at the times and in the amounts as set forth the Agent Fee Letter.

     215 -Unused Line Fee.    In addition to any other fee to be paid by the
Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "Unused Line Fee" (so referred to herein) of 0.375% per annum of the average difference, during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the aggregate of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date.

     216 -Early Termination Fee.

          (a) In the event that the Termination Date occurs, for any reason (whether by virtue of Acceleration or otherwise), prior to eighteen months after the date of this Agreement, then except as provided in Section 2:2-16(b), the Borrowers shall pay the Administrative Agent, for the Pro-Rata account of the Revolving Credit Lenders, the "Revolving Credit Early Termination Fee" (so referred to herein) consisting of one percent (1.0%) of the Revolving Credit Ceiling in effect as of the date of this Agreement.

          (b) No Revolving Credit Early Termination Fee shall be due and payable in the event of the early termination of the Revolving Credit in connection with a refinancing of the Revolving Credit which is agented or provided by FRFI or any Affiliate of FRFI, it being understood that neither FRFI nor any affiliate of FRFI has agreed to provide any such refinancing.

     217 -Concerning Fees. Except as provided in Section 2:2-16(b), the Borrower shall not be entitled to any credit, rebate or repayment of any fee previously earned by any Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

     218 -Agents' and Lenders' Discretion.

          (a) Each reference in the Loan Documents to the exercise of discretion, reasonable discretion, or the like by any Agent or any Lender shall be to such Person's reasonable exercise of its judgment, in good faith (which shall be presumed), based upon such Person's consideration of any such factors as that Agent or that Lender, taking into account information of which that Person then has actual knowledge, reasonably believes:

               (ii) Will or reasonably could be expected to affect, in more than a de minimis manner, the value of the Collateral, the enforceability of the Collateral Agent's Collateral Interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent's realizing upon the Collateral and likely Costs of Collection) .

               (iii) Indicates that any report or financial information delivered to any Agent or any Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

               (iv)   That any Borrower is InDefault.

          (a) In the exercise of such judgement, each Agent or each Lender reasonably also may take into account any of the following factors:

               (v) Those included in, or tested by, the definitions of "Eligible Accounts," "Eligible

     Inventory" and "Cost".

               (vi)   Material changes in or to the mix of the Borrowers'
     Inventory.

               (vii) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.

          (a) The burden of establishing the failure of any Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers'.

     219 -Procedures For Issuance of L/C's.

          (a) The Borrowers' Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C's for the account of a Borrower. Each such request shall be in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

          (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Borrowers' Representative, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2:2-6(g) and if so issued:

               (ii) The aggregate Stated Amount of all L/C's then outstanding, does not exceed $15,000,000.00 .

               (iii)  The expiry of the L/C is not later than the following:

                    (B)  Standby's: One (1) year from initial issuance.

                    (C) Documentary's: One Hundred Eighty (180) days from issuance.

               (i) If the expiry of an L/C is later than the Maturity Date, it is 103% cash collateralized at its issuance.

               (ii) An OverLoan will not result from the issuance of the subject L/C.

          (a) Unless otherwise agreed between the Borrowers' Representative and the Administrative Agent, the Issuer of all L/C's shall be Fleet National Bank and any successor to Fleet National Bank.

          (b) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

          (c) There shall not be any recourse to, nor liability of, any Agent or any Revolving Credit Lender on account of

               (iii)    Any delay or refusal by an Issuer to issue an L/C;

               (iv) Any action or inaction of an Issuer on account of or in respect to, any L/C except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the subject action or omission to act had been in actual bad faith or grossly negligent or constituted willful misconduct.

          (a) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Borrower is InDefault or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2:2-11(b) hereof.

     220 -Fees For L/C's.

          (a) The Borrowers shall pay to the Administrative Agent the following per annum fees on account of L/C's, the issuance of which had been procured by the Administrative Agent monthly in arrears, and on the Termination Date and on the End Date based on the weighted average Stated Amount of L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), such fees, at the option of the Administrative Agent or the direction of the SuperMajority Revolving Credit Lenders shall be the respective aggregate of those forth below plus 2.00% per annum.

          (i) Documentaries: The Libor Margin in effect on the date on which the relevant L/C was issued minus 50 basis points.

          (ii) Standbys: The Libor Margin in effect on the date on which the relevant L/C was issued.

          (b) In addition to the fee to be paid as provided in Subsection 2:2-20(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

          (c)  If any change in Applicable Law shall either:

               (ii) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

               (iii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

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

and the result of any event referred to in Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Borrowers' Representative of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. In the absence of manifest error, any Revolving Credit Lender's or any Issuer's determination of costs incurred under
Section 2:2-20(c)(i) or 2:2-20(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

     221 -Concerning L/C's.

          (a) None of the Issuer, the Issuer's correspondents, any Lender, any Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

               (ii) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

               (iii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

          (a) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

          (b) The Borrower may instruct the Issuer concerning the designation of any advising bank, paying bank, and negotiating bank, it being understood that the Issuer shall honor such designation to the extent then practicable.

          (c) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, the Lenders, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

          (d) Each Agent's, each Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

          (e) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers' Representative, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

          (f) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

               (iv) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

               (v) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

               (vi) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

               (vii)Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

          (a)  Each Issuer shall be deemed to have agreed as follows:

               (viii) That any action taken or omitted by that Issuer, that Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C and the related drafts and documents, shall be done in good faith and in compliance with foreign or domestic laws.

               (ix) That the Borrowers shall not be required to indemnify the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C for any claims, damages, losses, liabilities, costs or expenses to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

     222 -Changed Circumstances.

          (a) The Administrative Agent may advise the Borrowers' Representative (in reasonable detail as to the facts and circumstances thereof) that the Administrative Agent has made the good faith determination (which determination, in the absence of manifest error, shall be final and conclusive) of any of the following:

               (ii) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

               (iii) The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any Revolving Credit Lender in good faith with any Applicable Law.

               (iv) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Administrative Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

          (a) In the event that the Administrative Agent advises the Borrowers' Representative of an occurrence described in Section 2:2-22(a), then, until the Administrative Agent notifies the Borrowers' Representative that the circumstances giving rise to such notice no longer apply:

               (v) The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Borrowers' Representative to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

               (vi) Any notice which the Borrowers' Representative had given the Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2:2-22(a), shall be deemed at the option of the Administrative Agent to not having been given.

          223 -Designation of Borrowers' Representative as Borrowers' Agent.

          (a) Each Borrower hereby irrevocably designates and appoints the Borrowers' Representative as that Borrower's agent to obtain loans and advances under the Revolving Credit, Tranche B and Tranche C, the proceeds of which shall be available to each Borrower for those uses as those set forth in this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and each Lender on account of loans and advances so made as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Borrowers' Representative and of any Borrower.

          (b) Each Borrower recognizes that credit available to it under the Revolving Credit, the Tranche B Loan and the Tranche C Loan is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

          (c) The Borrowers' Representative shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Borrowers' Representative has requested a Revolving Credit Loan, Tranche B Loan or Tranche C Loan.

          (d) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Borrowers' Representative shall be deposited into the Operating Account or as otherwise indicated by the Borrowers' Representative. The Borrowers' Representative shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

     224 -Lenders' Commitments

          (a) Subject to Section 18:18-1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "Revolving Credit Percentage Commitment", and "Revolving Credit Dollar Commitment" (respectively so referred to herein) is set forth on EXHIBIT 2:2-24, annexed hereto.

          (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of either of the following:

               (ii) That Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject loan or advance or of Availability.

               (iii) that Revolving Credit Lender's Revolving Credit Dollar Commitment.

          (a) No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

          (b) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders (but not the Revolving Credit Ceiling) may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders".

        (c) Upon written notice given the Borrowers' Representative from time to time by the Administrative Agent, of any assignment or allocation referenced in
Section 2:2-24(d):

               (iv) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Borrowers' Representative the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

               (v) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights, privileges, and obligations of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

Article 3: - The Tranche B Loan :
       31 - The  Tranche B Loan.
          (a) Subject to satisfaction of the Conditions Precedent (Article 5), the Borrower shall borrow from the Tranche B Lender and the Tranche B Lender shall lend to the Borrower the sum of $20,000,000.00 (the "Tranche B Loan "), repayable with interest as provided herein.

          (b) The proceeds of the Tranche B Loan shall be used solely towards the retirement of the PreBankruptcy Senior Debt.

       32 - The Tranche B Note. The obligation to repay the Tranche B Loan, with interest as provided herein, shall be evidenced by a Note (the "Tranche B Note") in the form of EXHIBIT 3:3-2, annexed hereto, executed by the Borrowers. Neither the original nor a copy of the Tranche B Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that said Note has been lost,

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

mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Tranche B Lender.

          33 -Payment of Principal of the Tranche B Loan.
                   (a) The Borrowers may not prepay all or any portion of the principal balance of the Tranche B Loan prior to the Maturity Date or Acceleration unless each of the Tranche Loan Prepayment Conditions is satisfied in connection with such prepayment.

                   (b) In the event that all or any portion of the principal balance of the Tranche B Loan is prepaid (whether following satisfaction of the Tranche Loan Prepayment Conditions, by virtue of Acceleration, or otherwise) then, except as otherwise provided in Section 3:3-3(c), the Borrowers shall pay the Administrative Agent contemporaneous with such prepayment, for the account of the Tranche B Lender, the "Tranche B Early Termination Fee" (so referred to herein) equal to the following percentage of the amount of the Tranche B Loan which is paid prior to the Maturity Date for any reason (whether following satisfaction of the Tranche Loan Prepayment Conditions, by virtue of Acceleration, or otherwise):

                         (ii) 2%: Prepayment on or before the first anniversary of the date of this Agreement.

                         (iii) 1% Prepayment after the first anniversary of the date of this Agreement.


                   (a) No Tranche B Early Termination Fee shall be due and payable in the event of a prepayment in connection with a refinancing of the Tranche B Loan which is agented or provided by BBC, it being understood that BBC has not agreed to provide or to entertain a request to provide any such refinancing.

                   (b) The Borrowers shall repay the then entire unpaid balance of the Tranche B Loan and all accrued and unpaid interest thereon on the Termination Date.

          34 -Interest On The Tranche B Loan.
                   (a) Subject to Section 3:3-4(c), the unpaid principal balance of the Tranche B Loan shall bear interest, until repaid fixed at 17.5% per annum (the "Tranche B Interest Rate").

                   (b) Interest on the Tranche B Loan, at the Tranche B Interest Rate, shall be payable as follows:

                        (ii) Accrued interest on the unpaid principal balance of the Tranche B Loan equal to 15.5% per annum ("Tranche B Current Pay Interest") shall be payable monthly in arrears, on the first Business Day of each month (the "Tranche B Interest Payment Date"), and on the Maturity Date.

                        (iii) Subject to Section 3:3-4(b)(ii)(C), accrued interest on the unpaid principal balance of the Tranche B Loan in excess of Tranche B Current Pay Interest (which excess is referred to herein as "Tranche B PIK Interest") shall be payable as follows:

                          (B) The Borrowers shall have the option, exercisable by irrevocable written notice by the Borrowers' Representative to the Administrative Agent made at least three (3) Business Days prior to relevant Tranche B Interest Payment Date, to pay all or any part of such Tranche B PIK Interest by adding the same to the principal balance of the Tranche B Note on that Tranche B Interest Payment Date.

                          (C) Tranche B PIK Interest as to which the option provided in Section 3:3-4(b)(ii)(A) is not exercised shall be paid on the then next Tranche B Interest Payment Date.

                          (D) At the direction of the Tranche B Lender, following the occurrence of any Event of Default (and whether or not Acceleration has taken place), the option provided in Section 3:3-4(b)(ii)(A) shall terminate and accrued interest to which such option otherwise could have been exercised shall be paid on each Tranche B Interest Payment Date.

          (a) Following the occurrence of any Event of Default (and whether or not Acceleration has taken place), at the direction of the Tranche B Lender, interest shall accrue and shall be payable on the unpaid principal balance of the Tranche B Loan at the aggregate of the Tranche B Interest Rate then in effect plus three percent (3%) per annum.

      35 -Tranche B Commitment Fee and Additional Assessments. As compensation for the Tranche B Lender's having committed to enter into this Agreement, the Tranche B Lender has earned the Tranche B Commitment Fee and Additional Assessments in the amount and payable as provided in the Tranche B Fee Letter.

      36 -Payments On Account of Tranche B Loan. The Borrowers authorize the Administrative Agent to determine and to pay over directly to the Tranche B Lender any and all amounts due and payable from time to time under or on account of the Tranche B Loan as advances under the Revolving Credit it being understood, however, that the authorization of the Administrative Agent provided in this Section 3:3-6 shall not excuse the Borrowers from fulfilling their obligations to the Tranche B Lender on account of the Tranche B Loan nor place any obligation on the Administrative Agent to do so. The Administrative Agent shall provide prompt advice to the Borrowers' Representative of any amount which is so paid over by the Administrative Agent to the Tranche B Lender pursuant to this Section 3:3-6. The Tranche B Lender shall refund to the Administrative Agent any overpayment which may have been made pursuant to this Section 3:3-6. The Borrower shall not be entitled to any credit, rebate or repayment of any fee previously earned by the Tranche B Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

Article 4: - The Tranche C Loan:
         41 -The Tranche C Loan.
                (a) Subject to satisfaction of the Conditions Precedent (Article ), the Borrower shall borrow from the Tranche C Lender and the Tranche C Lender shall lend to the Borrower the sum of $15,000,000.00 (the "Tranche C Loan "), repayable with interest as provided herein.

                (b) The proceeds of the Tranche C Loan shall be used solely as follows:

                     (ii)  Towards the retirement of the PreBankruptcy Senior
          Debt.

                     (iii) For the Borrowers' working capital needs.

         42 -The Tranche C Note. The obligation to repay the Tranche C Loan, with interest as provided herein, shall be evidenced by a Note (the "Tranche C Note") in the form of EXHIBIT 4:4-2, annexed hereto, executed by the Borrowers. Neither the original nor a copy of the Tranche C Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that said Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Tranche C Lender.

         43 -Payment of Principal of the Tranche C Loan.
                (a) The Borrowers may not prepay all or any portion of the principal balance of the Tranche C Loan prior to the Maturity Date or Acceleration unless each of the Tranche Loan Prepayment Conditions is satisfied in connection with such prepayment. Notwithstanding the foregoing, in the event of the sale, or other disposition of the real estate owned by JBAK Canton Realty, Inc., the net proceeds therefrom shall, at the option of the Tranche C Lender, either (x) be applied in reduction of the Tranche C Loan (together with payment of the applicable Tranche C Early Exit Assessment) or (y) be applied in reduction of the Revolving Credit Loans, in which case the Minimum Excess Availability financial performance covenant which is imposed by Section 7:7-11 shall be increase, in each month, by the amount of such net proceeds so applied to the Revolving Credit Loans.

                (b) If any portion of the Tranche C Loan is paid prior to the Maturity Date for any reason ( whether following satisfaction of the Tranche Loan Prepayment Conditions, Acceleration, or otherwise) the Borrowers shall pay the Administrative Agent, contemporaneous with such prepayment, for the account of the Tranche C Lender, the "Tranche C Early Exit Assessment" (so referred to herein) equal to the greater of 4:4-3(b)(i) or 4:4-3(b)(ii).

                (ii)  The result of
                      (B) The aggregate Yield Revenue accruing (or which would have accrued) on the Tranche C Loan during the first twelve (12) months after the date such Tranche C Loan is made

                      Minus
                      (C) The aggregate Yield Revenue actually received by the Tranche C Lender prior to the date of prepayment.

                (i) One percent (1%) of the principal balance of the Tranche C Loan which is so paid prior to the Maturity Date

           (a) The Borrowers shall repay the then entire unpaid balance of the Tranche C Loan and all accrued and unpaid interest thereon on the Termination Date.

     44 -Interest On The Tranche C Loan.
          (a) Subject to Section 4:4-4(c), the unpaid principal balance of the Tranche C Loan shall bear interest, until repaid, fixed at twenty-two percent (22%) per annum (the "Tranche C Interest Rate").

          (b) Interest on the Tranche C , at the Tranche C Interest Rate, shall be payable as follows:

                (ii) Accrued interest on the unpaid principal balance of the Tranche C equal to nineteen percent (19%) per annum ("Tranche C Current Pay Interest") shall be payable monthly in arrears, on the first Business Day of each month (the "Tranche C Interest Payment Date"), and on the Maturity Date.

                (iii) Subject to Section 4:4-4(b)(ii)(C), accrued interest on the unpaid principal balance of the Tranche C Loan in excess of Tranche C Current Pay Interest (which excess is referred to herein as "Tranche C PIK Interest") shall be payable as follows:

                      (B) The Borrowers shall have the option, exercisable by irrevocable written notice by the Borrowers' Representative to the Administrative Agent made at least three (3) Business Days prior to relevant Tranche C Interest Payment Date, to pay all or any part of such Tranche C PIK Interest by adding the same to the principal balance of the Tranche C Note on that Tranche C Interest Payment Date.

                      (C) Tranche C PIK Interest as to which the option provided in Section 4:4-4(b)(ii)(A) is not exercised shall be paid on the then next Tranche C Interest Payment Date.

                      (D) At the direction of the Tranche C Lender, following the occurrence of any Event of Default (and whether or not Acceleration has taken place), the option provided in Section 4:4-4(b)(ii)(A) shall terminate and accrued interest to which such option otherwise could have been exercised shall be paid on each Tranche C Interest Payment Date.

          (a) Following the occurrence of any Event of Default (and whether or not Acceleration has taken place), at the direction of the Tranche C Lender, interest shall accrue and shall be payable on the unpaid principal balance of the Tranche C Loan at the aggregate of the Tranche C Interest Rate then in effect plus three percent (3%) per annum.

     45 -Tranche C Commitment Fee and Additional Assessments. As compensation for the Tranche C Lender's having committed to enter into this Agreement, the Tranche C Lender has earned the Tranche C Commitment Fee and Additional Assessments in the amount and payable as provided in the Tranche C Assessment Letter.

     46 -Payments On Account of Tranche C. The Borrowers authorize the Administrative Agent to determine and to pay over directly to the Tranche C Lender any and all amounts due and payable from time to time under or on account of the Tranche C Loan as advances under the Revolving Credit it being understood, however, that the authorization of the Administrative Agent provided in this Section 3:3-6 shall not excuse the Borrowers from fulfilling their obligations to the Tranche C Lender on account of the Tranche C Loan nor place any obligation on the Administrative Agent to do so. The Administrative Agent shall provide prompt advice to the Borrowers' Representative of any amount which is so paid over by the Administrative Agent to the Tranche C Lender pursuant to this Section 4:4-6. The Tranche C Lender shall refund to the Administrative Agent any overpayment which may have been paid pursuant to this Section 4:4-6. The Borrower shall not be entitled to any credit, rebate or repayment of any fee or assessment previously earned by the Tranche C Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

Article 5: - Conditions Precedent:
     As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, and the making of the Tranche B Loan and the Tranche C Loan, each of the documents respectively described in Sections 5:5-1 through and including 5:5-4, (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 5:5-6 through and including 5:5-12, shall have been satisfied:

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

     51 -Corporate Due Diligence.
           (a) Certificates of corporate good standing for each Borrower, respectively issued by the Secretary of State for the state in which that Borrower is incorporated.

           (b) Certificates of each Borrower's Clerk of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

     52 -. Opinion. An opinion of counsel to the Borrowers in form and substance satisfactory to the Administrative Agent.

     53 -Additional Documents. Such additional instruments and documents as the Administrative Agent or its counsel reasonably may require or request, including the following:

           (a) The furnishing to the Administrative Agent by the Borrowers' Representative of an executed counterpart of engagement letter by the Borrowers' Representative with a Restructuring Consultant, reasonably satisfactory to the Administrative Agent, which retention letter is in form and substance reasonably satisfactory to the Administrative Agent.

           (b) The delivery to the Administrative Agent by the Borrowers' Representative of a management prepared Consolidated annual financial statement for the Borrowers' Fiscal 2001.

           (c) The delivery to the Administrative Agent of written instructions to apply the proceeds of the Tranche B Loan, the Tranche C Loan and the first funding under the Revolving Credit to the retirement in full of the PreBankruptcy Senior Debt.

     54 -Officers' Certificates. Certificates executed by (a) either the President or the Chief Executive Officer and (b) the Chief Financial Officer of the Borrowers' Representative and stating that the representations and warranties made by the Borrowers to the Agents and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     55 -Borrowing Order. There shall have been entered in the Proceedings the Interim Borrowing Order, which order shall not have been stayed, modified, appealed, reversed, or otherwise affected.

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     56 -Representations and Warranties. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

     57 -Minimum Day One Excess Availability. After giving effect to the first funding under the Revolving Credit, the Tranche B Loan and the Tranche C Loan, Excess Availability shall not be less than $14 Million.

     58 -All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit, the Tranche B Loan and the Tranche C Loan and all costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Tranche B Lender and the Tranche C Lender in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent, the Collateral Agent, the Tranche B Lender and the Tranche C Lender) shall have been paid in full.

     59 -Adequate Protection for Leasing. The Agents shall be satisfied with the terms and nature of any adequate protection granted by the Borrowers or ordered by the Bankruptcy Court in the Proceedings in favor of Leasing.

     510 -Intentionally Omitted.

     511 -No Borrower InDefault. No Borrower is InDefault.

     512 -No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon any Borrower's financial condition (other than by virtue of the commencement of the Proceedings) when compared with such financial condition at the close of the Borrowers' Fiscal 2001, as supplemented by the Business Plan through the date of the commencement of the Proceedings.

     513  -Benefit of Conditions Precedent. The conditions set forth in this
Article 5 are for the sole benefit of each Agent and each Lender and may be waived by the Administrative Agent, the Tranche B Lender and the Tranche C Lender, in whole or in part without prejudice to any Agent or any Lender.

No document shall be deemed delivered to the Administrative Agent, the Collateral Agent, the Tranche B Lender, the Tranche C Lender or any Revolving Credit Lender until received and accepted by the Administrative Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.

Article 6: - General Representations, Covenants and Warranties:
      To induce each Lender to establish the credit facilities contemplated herein and to induce the Revolving Credit Lenders to provide loans and advances under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) and to induce the Tranche B Lender to make the Tranche B Loan and the Tranche C Lender to make the Tranche C Loan, respectively as contemplated hereby, the Borrowers, in addition to all other representations, warranties, and covenants made by any Borrower in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

      61 -Payment and Performance of Liabilities. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

      62 -Due Organization. Authorization. No Conflicts.
               (a) Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized, as set forth in the Preamble to this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or assets of that Borrowers.

               (b) Each Borrower's respective organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number is stated on EXHIBIT 6:6-2, annexed hereto.

               (c) No Borrower shall change its State of organization; any organizational identification number assigned to that Borrower by that State; or that Borrower's federal taxpayer identification number on less than sixty (60) days prior written notice (in reasonable detail) to the Administrative Agent.

               (d) Each Affiliate is listed on EXHIBIT 6:6-2. The Borrowers' Representative shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an

Affiliate.

               (e) Each Borrower has all requisite power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

               (f) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                    (ii) Have been duly authorized by all necessary action.

                    (iii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of that Borrower, where such contravention would have a material adverse effect on that Borrower.

                    (iv) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Borrower pursuant to any Requirement of Law or obligation, except pursuant to or as permitted by the Loan Documents.

               (a) The Loan Documents have been duly executed and delivered by each Borrower and, upon the entry of a Borrowing Order, are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought.

     63  -Trade Names.

               (a)  EXHIBIT 6:6-3, annexed hereto, is a listing of:

                    (ii) All names under which any Borrower conducted its business since June 1, 1998.

                    (iii) All Persons with whom any Borrower, since June 1, 1998, consolidated or merged, or from whom any Borrower, since June 1, 1998, acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

               (a) The Borrowers' Representative will provide the Administrative Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Agreement.

     64 -Infrastructure.

               (a) Each Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

               (b) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business except where the failure to own, possess, or have such right or use will not have more than a de minimis adverse effect on any Borrower.

               (c) The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person except where such infringement will not have no more than a de minimis adverse effect on that Borrower.

     65 -Restructuring Consultant.  The Lead Borrower and each Borrower:

               (a) Shall continue working with the Restructuring Consultant engaged as contemplated by Section 5:5-3(a) in compliance with and as contemplated by the engagement letter described in Section 5:5-3(a).

               (b) Shall provide reasonable access for the Administrative Agent, the Tranche B Lender and the Tranche C Lender (and their respective participants) from time to time with such Restructuring Consultant to discuss such matters concerning the Borrowers as they reasonably may determine (other than as to matters which the Borrowers advise the Restructuring Consultant are confidential and not to be then disclosed).

               (c) Shall not dismiss such Restructuring Consultant except with either (i) the consent of the Administrative Agent and the Tranche B Lender and the Tranche C Lender or (ii) an order of the Bankruptcy Court in the Proceedings, provided that nothing contained herein shall modify the obligation of the Borrowers to retain a Restructuring Consultant as required herein.

     66 -Locations.

               (a) The Collateral, and the books, records, and papers of Borrowers' pertaining thereto, are kept and maintained solely at the following locations:

               (ii) The Borrowers' Representative's chief executive offices which are at 555 Turnpike Street, Canton, Massachusetts 02021.

               (iii) Those locations which are listed on EXHIBIT 6:6-6, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrowers' landlords.

          (a) No Borrower shall remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 6:6-6 except for the following purposes:

               (iv) To accomplish sales of Inventory in the ordinary course of business.

               (v) To move Inventory from one such location to another such location.

               (vi) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

          (a) Except where caused by a force majeure or as otherwise agreed by the Administrative Agent, no Borrower shall cease the conduct of business at any of its present or future Stores for more than fifteen (15) consecutive days without first furnishing the Administrative Agent with not less than thirty (30) days (or such lesser period as the Administrative Agent may agree) prior written notice thereof.

     67 -Stores.

          (a) No Borrower is or may commit to or become legally obligated to open additional Stores where such commitment, obligation, or opening is prohibited by, or would result in a breach of, this Agreement.

          (b) No tangible personal property of any Borrower (beyond a de minimis amount of such property) is in the care or custody of any third party or stored or entrusted with a bailee or other third party other than

               (ii) pursuant to a license presently in effect under which WGS Corp. operates a licensed department on the premises of a third party; and

               (iii)  as otherwise consented to by the Administrative Agent.

     68 -Title to Assets.

          (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exceptions of the following:

               (ii)   Encumbrances in favor of the Collateral Agent.

               (iii) Those Encumbrances (if any) listed on EXHIBIT 6:6-8(a), annexed hereto.

               (iv)      Permitted Encumbrances.

               (v) Encumbrances junior in priority to those of the Collateral Agent and, to the extent applicable, on account of the PreBankruptcy Senior Debt, which Encumbrances are granted solely as adequate protection for any pre-petition secured obligations of the Borrowers

          (a) Except as disclosed on EXHIBIT 6:6-8(b), annexed hereto, the Borrowers do not have possession of any property on consignment to the Borrowers and will not have possession of property on consignment hereafter except on not less than fifteen (15) days prior written notice (with reasonable particularity) from the Borrowers' Representative, which property on such consignment shall not have a cost at any one time exceeding three percent (3%) of the Borrowers' Inventory at Retail.

          (b) No Borrower shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

               (vi) Equipment which is merely incidental to the conduct of that Borrower's business; or

               (vii) Equipment, the acquisition or right to use of which has been consented to by the Administrative Agent, which consent may be conditioned solely upon the Administrative Agent's receipt of an agreement, substantially in the form of EXHIBIT 6:6-8(c)(ii), annexed hereto with the third party which has an interest in such Equipment. Agent.

          (a) No Affiliate (other than Casual Male Corp.) which is not a Borrower has, and none will, acquire any assets other than of nominal value.

          (b) Casual Male Corp. does not have any assets which, in accordance with GAAP, would be required to be reflected on its balance sheet other than the capital stock which it holds as of the date of this Agreement.

     69 -Indebtedness.

          (a) The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of Permitted Indebtedness.

          (b) The Borrowers will not make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than on account of the Liabilities and the Leasing Debt), except for the following:

              (ii) Except as described in 6:6-9(b)(ii), payments required to be made pursuant to an order of the Bankruptcy Court in the Proceedings for adequate protection payments pursuant to the Bankruptcy Code.

              (iii) Payments required to be made to Leasing pursuant to an order of the Bankruptcy Court in the Proceedings for adequate protection payments pursuant to the

     Bankruptcy Code.

               (iv) Payments, in amounts reasonably acceptable to the Administrative Agent, to provide funds for a reclamation program, the terms of which program are subject to the Administrative Agent's consent.

               (v) Payments of prepetition claims authorized by the First Day Orders or other orders entered in the Proceedings, to which Orders the Administrative Agent has consented (which consent shall not be unreasonably withheld).

          (a) The Lead Borrower shall not permit any nondebtor subsidiary (including JBAK Holdings, Inc. or JBAK Realty, Inc) to incur any Indebtedness not extant on May 1, 2001.

     610 -Insurance.

          (a) EXHIBIT 6:6-10, annexed hereto, is a schedule of all insurance policies owned by the Borrowers or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Borrower is in default or violation of any such policy.

          (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Administrative Agent.

          (c) All insurance carried by the Borrowers shall provide for a minimum of thirty (30) days' prior written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agents, which endorsement shall provide that the insurance, to the extent of the Agent's respective interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Borrower or by the failure of any Borrower to comply with any warranty or condition of the policy.

          (d) The coverage reflected on EXHIBIT 6:6-10 presently satisfies the foregoing requirements, it being recognized by each Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

          (e) The Borrowers' Representative shall furnish the Administrative Agent from time to time with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Borrowers with the foregoing requirements.

          (f) In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

     611 -Licenses.      Each license, distributorship, franchise, and similar
agreement issued to, or to which any Borrower is a party is in full force and effect , except (a) where the failure thereof to be in full force and effect does not have a material adverse effect on the Borrowers, or (b) enforcement thereof against the Borrowers is stayed by the commencement of, and during the pendency of, the Proceedings. No party to any such license or agreement is in default or violation thereof. No Borrower has received any notice or threat of cancellation of any such license or agreement.

     612 -Leases.        EXHIBIT 6:6-12, annexed hereto, is a schedule of all
presently effective Capital Leases. (Exhibit 6:6-6 includes a list of all other presently effective Leases). Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease except on account of defaults the enforcement of which is stayed under Applicable Law during the pendency of the Proceedings. . Each Borrower hereby authorizes the Administrative Agent at any time and from time to time, with the consent of the Borrowers' Representative and at any time following the occurrence of an Event of Default to contact any of the Borrowers' respective landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the subject Borrower and that landlord and to discuss such issues, concerning the subject Borrower's occupancy under such Lease(s), as the Administrative Agent may determine.

     613 -Requirements of Law. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance (a) will not have more than a de minimis adverse effect on the Borrowers' business or assets or (b) is not required under Applicable Law during the pendency of the Proceedings . No Borrower has received any notice of any violation of any Requirement of Law (other than of a violation which has no more than a de minimis adverse effect on the Borrowers' business or assets), which violation has not been cured or otherwise remedied.

     614 -Labor Relations.

          (a) Except as disclosed on EXHIBIT 6:6-14(a), annexed hereto, no Borrower is presently a party to any collective bargaining or other labor contract.

          (b) There is not presently pending and, to any Borrower's knowledge, there is not threatened any of the following:

               (ii) Any strike, slowdown, picketing, work stoppage, or material employee grievance process.

               (iii) Any proceeding against or affecting any Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Borrower, which, if determined adversely to that Borrower could have more than a de minimis adverse effect on that Borrower.

               (iv) Any lockout of any employees by any Borrower (and no such action is contemplated by any Borrower).

               (v) Any application for the certification of a collective bargaining agent.

          (a) To the knowledge of the Borrowers' Representative and each Borrower, no material event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

          (b)  Each Borrower:

               (vi) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

               (vii) Is not liable for the payment of more than a de minimius amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Borrower's failure to comply with any Applicable Law referenced in Section 6:6-14(d)(i).

     615 -Maintain Properties. The Borrowers shall:

          (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

          (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

          (c) Not use any of the Collateral in violation of any policy of insurance thereon.

          (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

               (ii)  The sale of Inventory in compliance with this Agreement.

               (iii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of any Borrower.

               (iv) The turning over to the Administrative Agent of all Receipts as provided herein.

               (v)   Permitted Asset Dispositions for fair consideration.

               (vi) The sale of substantially all of the assets or capital stock of WGS Corp.

     as long as the conditions set forth in a letter agreement of even date between the Borrowers and the Administrative Agent are satisfied.

     616 -Taxes.

          (a) The Borrowers, in compliance with all Applicable Law, have properly filed the Borrower's tax returns due to be filed up to the date of this Agreement. All federal and state taxes and other amounts in the nature of taxes for which the Borrower is liable or obligated are presently due and payable without penalty; or have been paid or settled, or, to the extent unpaid as of the date of the commencement of the Proceedings, will be paid in accordance with Applicable Law and the Borrowers' plan or reorganization in the Proceedings.

          (b) The Borrowers shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority, except to the extent that the Borrower is not required, under Applicable Law, to pay such taxes and other charges during the pendency of the Proceedings; properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay or by reason of any Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom any Borrower is obligated to so file except where failure to file would not have a material adverse effect provided however, nothing included in this Section 6:6-16(b) shall prevent the Borrowers from contesting, in good faith and by appropriate proceedings, any tax liability claimed against any Borrower, but only provided that and so long as no tax lien is filed with respect thereto.

          (c)  At its option, with prior notice to the Borrower's
Representative, the Administrative Agent may pay any tax, charge levied, assessed, or claimed upon any Borrower or the Collateral by any person or entity or governmental authority, and make any payments on account of any Borrower's Employee Benefit Plan as the Administrative Agent , in the Administrative Agent's discretion, may deem necessary or desirable, to protect the Agents' Rights and Remedies.

     617 -No Margin Stock.     No Borrower is engaged in the business of
extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     618 -ERISA.   The Borrowers are and shall hereafter remain in compliance, in all material respects, with ERISA, except to the extent that the Borrowers are not required under Applicable Law to comply therewith during the pendency of the Proceedings.

     619 -Hazardous Materials. To the Borrowers' knowledge, none of the real property used or operated by any Borrower contains a material amount of Hazardous Materials.

     620 -Litigation.    Except as described in EXHIBIT 6:6-20, annexed hereto,
there is not presently pending or to its knowledge, threatened in writing, by or against the Borrowers any suit, action, proceeding, or investigation which (a) if determined adversely to the Borrowers, would have a material adverse effect upon the Borrowers' financial condition or ability to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future, and (b) is not stayed by the commencement of, and during the pendency of, the Proceedings.

     621 -Dividends. Investments. Corporate Action.    The Obligors shall cause
the net proceeds from any sale or other disposition of the real estate owned by JBAK Canton Realty, inc. to be distributed to an Obligor immediately upon receipt for application to the Liabilities as provided herein. Further, no Obligor shall

          (a) Pay any cash dividend or make any other distribution in respect of any class of their respective capital stock, other than payments to another Borrower.

          (b) Own, redeem, retire, purchase, or acquire any of that Person's capital stock.

          (c) Except for (x) Permitted Investments and (y) capital stock of JBAK Canton Realty, Inc. and capital stock of other wholly owned direct or indirect subsidiaries of the Obligors, invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity, including without limitation, any capital stock of Casual Male Corp.

          (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity; provided that nothing in this Agreement shall prevent any Borrower from merging into any other Borrower.

          (e) Consolidate any of that Obligor's operations with those of any other corporation or other entity.

          (f) Subordinate any debts or obligations owed to that Obligor by any third party to any other debts owed by such third party to any other Person.

          (g) Engage in any interest rate swaps, caps, or similar activities, or any hedging activities other than in the ordinary course and conduct of that Obligor's business, and then only with a Lender or any affiliate of a Lender.

          622 -Loans.   The Borrowers shall not make any loans to, nor acquire
the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

               (a) Subject to such conditions respectively as apply thereto, the making of Permitted Investments.

               (b) Advances to employees of a Borrower for travel and other business expenses to be incurred by such employees in the ordinary course of the business of one or more of the Borrowers.

               (c) Cash loans to employees of a Borrower not exceeding $25,000.00 outstanding at any time to any employee nor exceeding $100,00.00 in the aggregate outstanding at any time.

               (d) Advance payments made to the Borrowers' suppliers in the ordinary course.

               (e)       Intercompany loans by any Borrower to any other
Borrower.

     623 -Protection of Assets.   The Administrative Agent, in the
Administrative Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this section 6:6-23.

     624 -Line of Business.

               (a) Except as provided in Sections 6:6-24(b) and 6:6-24(c), no Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

               (b) The Borrowers, with the prior written notice to the Administrative Agent in each instance, may license the use of up to 5% of the selling space of any Store (measured in terms of square feet) for the operation of certain departments of their Stores by third parties.

               (c) The Borrowers, with the prior written consent of the Administrative Agent (as to which, see Section 6:6-24(c)(i)), may (x) license the use of more than 5% of the selling space of any Store (measured in terms of square feet) for the operation of certain departments by third parties and (y) franchise to others the right to operate comparable Stores, it being understood that:

                    (ii) The Administrative Agent's determination to consent to the Borrowers' activities described in Section 6:6-24(c) may be conditioned on the Administrative Agent's being satisfied that the secured position of the Collateral Agent, and the Agents' Rights and Remedies would not be adversely affected by such restructuring and that such restructuring does not place any material additional administrative burdens on the Agents.

                    (iii) The Administrative Agent may provide such consent pursuant to this Section 6:6-24(c) on its own authority and without obtaining the Consent of the Majority Lenders.

                    (iv) The Administrative Agent may condition its providing of such consent pursuant to this Section 6:6-24(c) on the Consent of the Majority Lenders.


     625 -Affiliate Transactions. No Borrower shall make any payment, nor give any value to any Affiliate except for

               (a) goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall

                    (ii) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

                    (iii) be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.

               (a)  Permitted Overhead Contributions.

               (b) Intercompany loans to the extent permitted by Section 6:6-21(e).

               (c)  Transfers of Inventory between Borrowers.

     626 -Further Assurances.

               (a) No Borrower is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 5:) will not be subject to a perfected Collateral Interest in favor of the Collateral Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

               (b) Except as otherwise permitted by this Agreement, no Borrower will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Collateral Agent to secure the Liabilities (subject only to Permitted Encumbrances).

          (c) Each Borrower shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Administrative Agent reasonably may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agent's Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Borrower shall execute all such instruments as may be required by the Administrative Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

          (d) Each Borrower hereby designates the Collateral Agent as and for that Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent's Collateral Interests in the Collateral.

          (e) This Agreement constitutes an authenticated record which authorizes the Collateral Agent to file such financing statements as the Collateral Agent determines as appropriate to perfect or protect the Agent's Collateral Interests created hereby.

          (f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this
Section 6:6-26 shall be sufficient for filing to perfect the security interests granted herein.

     627 -Adequacy of Disclosure.

          (a) All financial statements furnished to each Agent and each Lender by each Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, as supplemented by the Business Plan through the date of commencement of the Proceedings, other than the commencement of the Proceedings and changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

          (b) Except as set forth on EXHIBIT 6:6-27(b), annexed hereto, no Borrower has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' Consolidated financial statements furnished to each Agent and each Lender prior to the execution of this Agreement other than obligations which are entered into in the ordinary course of business since the date of such financial statement.

          (c) No document, instrument, agreement, or paper now or hereafter given to any

Agent and any Lender by or on behalf of each Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by each Agent and each Lender (except for any projections provided by or on behalf of any Borrower) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

     628 -No Restrictions on Liabilities. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Borrower's:

          (a) Creation of, and granting of Collateral Interests in favor of the Collateral Agent.

          (b)  Incurrence of Liabilities.

     629 -Bankruptcy Protections. The Borrowers will not seek, consent, suffer to exist any of the following:

          (a) Any modification, stay, vacation or amendment to the Borrowing Orders to which the Administrative Agent, the Tranche B Lender, and the Tranche C Lender have not consented.

          (b) A priority claim for administrative expense or unsecured claim against any Borrower (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in Section 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a),
507(b), 546(c), 546(d) or 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Lenders in respect of the Liabilities, except with respect to the Carve Out (as defined in the Borrowing Orders).

          (c) Any Encumbrance on any Collateral, having a priority equal or superior to the Encumbrances of the Agents and the Lenders.

     630 -Other Covenants. No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.



Article 7:  Financial Reporting and Performance Covenants:

     71  -Maintain Records.  The Borrowers shall:

          (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.

          (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 7: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and the results of operations for, the period(s) covered therein.

          (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

          (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

     (e)  Not change any Borrower's fiscal year.

     72 -Access to Records.

          (a) Each Borrower shall accord the Administrative Agent with reasonable access on reasonable notice during customary business hours from time to time as the Administrative Agent reasonably may require to all properties owned by or over which any Borrower has control. The Administrative Agent shall have the right during customary business hours on reasonable notice, and each Borrower will permit the Administrative Agent from time to time as Administrative Agent reasonably may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. Each Borrower shall make all of that Borrower's copying facilities available to the Administrative Agent.

          (b) Each Borrower hereby authorizes the Administrative Agent during customary business hours on reasonable notice to:

               (ii) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto.

               (iii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of each Borrower on any notice to each

     Borrower's Account Debtors or verification of the Collateral.

          (a) The Borrowers' Representative, on reasonable request from time to time from the Administrative Agent, will make representatives of management available from time to time to discuss the Borrowers' operating results and other related matters with the Administrative Agent.

          (b) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent's rights under this
Section 7:7-2 as fully as if the Administrative Agent were doing so.

          (c) The Tranche B Lender and the Tranche C Lender , and their respective participants, likewise shall have those rights accorded to the Administrative Agent under this Section 7:7-2.

     73 -Prompt Notice to Administrative Agent.

          (a) The Borrowers' Representative shall provide the Administrative Agent with written notice promptly upon its becoming aware of the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

               (ii) Any material adverse change in the business affairs of any Borrower.

               (iii)  Any change in the executive officers of Casual Male Corp..

               (iv) Any ceasing of the Borrowers' making of post-petition payment, in the ordinary course (except where there is a bona fide dispute with the relevant creditor), to a material number of its creditors extending credit or services after the commencement of the Proceedings which, in the aggregate, constitute a material amount of the Borrowers' trade debt.

               (v) Except where the same has arisen out of a bona fide dispute, any failure by the Borrowers to pay post-petition rent for periods subsequent to the commencement of the Proceedings as and when due for 10% or more of the Borrowers' stores (other than stores closed in connection with Permitted Asset Dispositions), which failure continues for more than five (5) Business Days following the day on which such rent first came due.

               (vi)   Any Borrower's becoming InDefault.

               (vii) Any of the following with respect to the Restructuring Consultant retained by the Borrowers in compliance with Sections 5:5-3(a) and 6:6-5:

                      (B) Intention on the part of the Borrowers to alter or amend its retention letter with such professional consultants.

                      (C) Any course of conduct or dealings which constitutes a change, initiated by either the Borrowers or such consultants, to their working relationship as contemplated by the engagement of such consultants by the Borrowers.

                     (D) The filing of any pleading in the Proceedings which seeks to disqualify such Restructuring Consultant.

                     (E) The entry of an order in the Proceedings which disqualifies such Restructuring Consultant.

                     (F) The receipt of any written communication from or on behalf of such Restructuring Consultant which suggests that such Restructuring Consultant intends to resign.

                     (G)  The resignation of such Restructuring Consultant.

               (i) Any intention on the part of a Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 7:7-1(d)).

               (ii) Any litigation which, if determined adversely to a Borrower, would have a material adverse effect on the financial condition of that Borrower, except to the extent such litigation is stayed by the commencement of, and during the pendency of, the Proceedings.

          (a)  The Borrowers' Representative shall:

               (iii) Add the Administrative Agent as an addressee on all mailing lists maintained by or for any Borrower.

               (iv) At the request of the Administrative Agent provide the Administrative Agent with a copy of the results of any physical or cycle count of a Borrower's Inventory.

               (v) Provide the Administrative Agent , when received by any Borrower, with a copy of any management letter or similar communications from any accountant of that Borrower.

               (vi) Provide the Administrative Agent with copies of all filings, by Casual Male Corp., with the Securities and Exchange Commission, when so filed by Casual Male Corp.

               (vii) Provide the Administrative Agent and the Administrative Agent's counsel with copies, when so filed or submitted, of any pleadings filed in the Proceedings by or on behalf of the Borrower or the submission by or on behalf of the Borrower of any report and financial statement to any of: the Bankruptcy Court in which the Proceedings are pending; the office of the United States Trustee; or any committee appointed in the Proceedings.

               (viii) Provide the Administrative Agent with written notice of any intended bulk sale, liquidation, or other disposition of assets of any Borrower at least ten (10) Business Days prior to the consummation of such sale or disposition, or commencement of such liquidation and a detailed summary of the net proceeds expected to be received therefrom. Such notice shall be in addition to any notices which may be required to be furnished the Administrative Agent and the Lenders under the Bankruptcy Code in connection with any hearings in the Proceedings to approve any such sale, liquidation or disposition.

     74 -Borrowing Base Certificate. The Borrowers' Representative shall provide the Administrative Agent by 1:00 p.m., daily, with a Borrowing Base Certificate (in the form of EXHIBIT 7:7-4 annexed hereto, as such form may be revised from time to time by the Administrative Agent). Such Certificate may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

     75 -Weekly and Monthly Reports. The Borrowers' Representative shall provide the Administrative Agent with those financial statements and reports described in EXHIBIT 7:7-5.

     76 -Quarterly Reports. Quarterly, within forty-five (45) days following the end of each of the Borrowers' fiscal quarters, the Borrowers' Representative shall provide the Administrative Agent with the following:

          (a) An original counterpart of a management prepared Consolidated financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, cash flows and a schedule of consolidation, as well as a comparison of same store sales and operating results for the corresponding quarter of the then immediately previous year and to the year-to-date period and to the Business Plan or updated forecast.

          (b)  The officer's compliance certificate described in Section 7:7-8.

     77 -Annual Reports.

          (a) On or before the one hundred eightieth day after the end of the Borrowers' Fiscal 2001, the Borrowers' Representative shall provide the Administrative Agent (which the Administrative Agent and the Lenders shall maintain as confidential until the annual financial statement for Casual Male is otherwise made public) with the following:

               (ii) A draft of the annual consolidated financial statement of Casual Male for its Fiscal 2001 (with consolidating schedules).

               (iii) Written assurances by the Borrowers' Representative's accountants that the condition of Casual Male, and the results of its operations for the periods covered by such draft annual Consolidated financial statement are materially accurate, subject only to those exceptions which are specifically included in such written assurances.

          (a) Commencing with the Borrowers' Fiscal 2002, and annually thereafter, within ninety (90) days following the end of the Borrowers' fiscal year, the Borrowers' Representative shall furnish the Administrative Agent with the following:

               (iv) An original signed counterpart of the Casual Male Corp.'s annual consolidated financial statement (with consolidating schedules), which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants), except for qualifications and exceptions resulting from the commencement and pendency of the Proceedings. Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.
               (v) The following Consolidated financial statements for the Borrowers for the prior fiscal year (each prepared by the Borrowers' independent accountants): Balance sheet, income statement, statement of changes in stockholders' equity and cash flow.

               (vi) A certificate of the Borrowers' independent accountant which states that in connection with their preparation of such annual financial statements, such accountants did not note or encounter any fact or circumstance which would lead them to believe that an Event of Default has occurred by reason of a breach of any financial covenant included in
     Section 7:7-11.

     78 -Officers' Certificates. The Borrowers' Representative shall cause the Borrowers' Representative's Chief Executive Officer, its President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

          (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:

               (ii) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

               (iii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 7:7-11.

          (a) Indicate either that (i) no Borrower is InDefault, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

          (b) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 7:7-11 hereof.

     79 -Inventories, Appraisals, and Audits.

          (a) The Administrative Agent may observe each inventory and any cycle count of the Collateral which is undertaken on behalf of any Borrower. No Borrower may change the methodology to be followed in connection with the conduct of and reporting on the results of such inventory from the methodology in effect on August 1, 1999. The Borrowers shall conduct not less than one physical inventory, per Store and per warehouse, per fiscal year. The Administrative Agent does not contemplate undertaking or requiring any additional physical inventories by or of the Borrowers, provided, however, the Administrative Agent may do so if any Borrower becomes InDefault.

               (ii) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) within ten (10) days following the completion of such inventory.

               (iii) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) to that Borrower's books and records within thirty (30) days following the completion of such inventory.

               (iv) The Administrative Agent, in its discretion, if any Borrower becomes InDefault, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Borrowers)

          (a) The Administrative Agent contemplates conducting four (4) commercial finance audits (in each event, at the Borrowers' expense) of the Borrowers' books and records during any twelve (12) month period during which this Agreement is in effect, but following the occurrence of an Event of Default, may cause additional such audits to be undertaken (in each event, at the Borrowers' expense).

          (b) The Administrative Agent contemplates obtaining of four (4) appraisals (in all events, at the Borrowers' expense) of the Borrowers' Inventory during any twelve (12) month period during which this Agreement is in effect, each conducted by such appraisers as are satisfactory to the Administrative Agent , but following the occurrence of an Event of Default, may cause additional such audits to be undertaken (in each event, at the Borrowers' expense).

     710 -Additional Financial Information.

          (a) In addition to all other information required to be provided pursuant to this Article

7:, the Borrowers' Representative promptly shall provide the Administrative Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent reasonably may from time to time request from the Borrowers' Representative.

          (b) The Borrowers' Representative may provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Borrowers' anticipated performance and operating results.

          (c) In all events, the Borrowers' Representative, by no later than 30 days prior the end of the Borrowers' fiscal year, shall furnish the Administrative Agent with an updated and extended forecast (which shall include, on a monthly basis, balance sheets, income statements, and cash flow, as well as of all components of each borrowing base) which shall go out at least through the end of the then next fiscal year. Such updated and extended forecast shall be prepared pursuant to a methodology and shall include such assumptions as are reasonably satisfactory to the Administrative Agent, it being understood that such forecasts are estimates and not guarantees of actual results.

          (d) Each Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Borrowers are confidential to the Administrative Agent and that, except as otherwise provided herein, no Borrower is entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

     711 -Financial Performance Covenants. The Borrowers shall observe and comply with those financial performance covenants set forth on EXHIBIT 7:7-11, annexed hereto, which compliance shall be determined as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Administrative Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Borrowers' Representative to the Administrative Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative Agent.

Article 8:  - Use of Collateral:

     81 -Use of Inventory Collateral.

          (a)  No Borrower shall engage in any sale of the Inventory other than
(i) for fair consideration in the conduct of the Borrowers' business in the ordinary course, or (ii) Permitted Asset Dispositions for fair consideration.

          (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to a Borrower without the consent of the Administrative Agent.

          (c) No borrower shall consent to or suffer the entry of an order in the Proceedings which authorizes the return of any of the Borrower's property pursuant to Section 546(g)* of the Bankruptcy Code other than de minimis Inventory which is accepted for return in the ordinary course of business.

     82 -Inventory Quality. All Inventory now owned or hereafter acquired by each Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

     83 -Adjustments and Allowances. Each Borrower may grant such allowances or other adjustments to that Borrower's Account Debtors (exclusive of extending the time for payment of any material Account or Account Receivable, which shall not be done without first obtaining the Administrative Agent's prior written consent in each instance) as that Borrower may reasonably deem to accord with sound business practice, provided, however, at any time that a Borrower is InDefault, the authority granted the Borrowers pursuant to this Section 8:8-3 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent's discretion.

     84  -Validity of Accounts.

          (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.

          (b) The Administrative Agent from time to time may verify the Receivables Collateral directly with the Borrowers' Account Debtors, such verification to be undertaken in keeping with commercially reasonable commercial lending standards.

          (c) The Borrowers have no knowledge of any impairment of the validity or collectability of any of the Accounts and shall notify the Administrative Agent of any such fact immediately after the Borrowers become aware of any such impairment.

     85 -Notification to Account Debtors. The Administrative Agent shall have the right at any time that an Event of Default has occurred to notify any of the Borrowers' Account Debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.

ARTICLE 9:- Cash Management. Payment of Liabilities:


     91 -Depository Accounts.

          (a) Annexed hereto as EXHIBIT 9:9-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

          (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement:

               (ii) Notifications executed on behalf of the relevant Borrower, to each depository institution with which any DDA is maintained (other than the Operating Account ), in form satisfactory to the Administrative Agent, of the Collateral Agent's interest in such DDA.

               (iii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Administrative Agent with any depository institution at which both any DDA (other than the Operating Account) and the Operating Account is maintained.


               (iv) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Administrative Agent, with each depository institution at which a Blocked Account is maintained.

          (a) No Borrower will establish any DDA hereafter unless, contemporaneous with such establishment, the Borrowers' Representative provides a notification of the Collateral Agent's interest in such DDA and will not establish any Blocked Account unless the Borrowers' Representative provides t he Administrative Agent with such a Blocked Account Agreement.

     92  -Credit Card Receipts.

          (a) Annexed hereto as EXHIBIT 9:9-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

          (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the relevant Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Administrative Agent ), which notice provides that payment of all credit card charges submitted by any Borrower to that clearinghouse or other processor and any other amount payable to any Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent .

     93-The Concentration, Blocked, and Operating Accounts.

          (a) The following checking accounts have been or will be established (and are so referred to herein):

               (ii)  The "Concentration Account" (so referred to herein):
Established by the Administrative Agent with Fleet National Bank.

               (iii) The "Blocked Account" (so referred to herein): Established by the Borrowers' Representative with Fleet National Bank.

               (iv)  The "Operating Account" (so referred to herein):
Established by the Borrowers' Representative with Fleet National Bank.

          (a) The contents of each DDA and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent's property.

          (b) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

     94 -Proceeds and Collections.

          (a) All Receipts and all cash proceeds of any sale or other disposition of any of each Borrower's assets:

               (ii)  Constitute Collateral and proceeds of Collateral.

               (iii) Shall be held in trust by the Borrowers for the Administrative Agent.

               (iv) Shall not be commingled with any of any Borrower's other funds.

               (v) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.

          (a) The Borrowers' Representative shall cause the ACH or wire transfer to the Blocked or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

               (vi) The then contents of each DDA (other than any Exempt DDA), each such transfer to be net of any minimum balance, not to exceed the lesser of $2,500.00 or that amount which the Borrowers' Representative, in its best business judgement determines as being required to be maintained in the subject DDA by the bank at which such DDA is maintained).

               (vii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

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Telephone advice (confirmed by written notice) shall be provided to the
Administrative Agent on each Business Day on which any such transfer is made.

          (a) Whether or not any Liabilities are then outstanding, the Borrowers' Representative shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed the lesser of $2,500.00 or that amount which the Borrowers' Representative, in its best business judgement determines as being required to be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

          (b) In the event that, notwithstanding the provisions of this Section 9:9-4, any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Administrative Agent and shall not be commingled with any of that Borrower's other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

     95 -Payment of Liabilities.

          (a) On each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) First, towards the SwingLine Loans and Second, towards the unpaid balance of the Loan Account and all other Liabilities other than principal and interest on the Tranche B Loan or the Tranche C Loan, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, all payments other than by wire transfer shall be deemed to have been made One (1) Business Day after such transfer.

          (b) The following rules shall apply to deposits and payments under and pursuant to this Section 9:9-5 :

               (ii) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Administrative Agent by 2:00PM on that Business Day.

               (iii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 2:00PM on that Business Day.

               (iv) If notice of a deposit to the Concentration Account (Section 9:9-5(b)(i)) or payment (Section 9:9-5(b)(ii)) is not available to the Administrative Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

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

               (v) All deposits to the Concentration Account and other payments to the Administrative Agent are subject to clearance and collection.

          (a) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 9:9-5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that

               (vi)  any Borrower is InDefault; and
               (vii) either
                     (B)  one or more L/C's are then outstanding; or
                     (C) there is any amount unpaid on account of either the Tranche B Loan or the Tranche C Loan,

then the Administrative Agent may establish a funded reserve of up to 110% of the aggregate of (x) the Stated Amounts of such L/C's plus (y) amounts unpaid on account of the Tranche B Loan and the Tranche C Loan. Such funded reserve shall either be (i) returned to the Borrowers' Representative provided that no Borrower is InDefault or (ii) applied towards the Liabilities following Acceleration.

     96 -The Operating Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers' Representative upon, and other disbursements shall be made by the Borrowers' Representative solely from, the Operating Account.

Article 10: - Grant of Security Interest:

     101 -Grant of Security Interest. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, a continuing security interest in and to, and assigns to the Collateral Agent, for the ratable benefit of the Lenders, the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest (and without regard to whether acquired prior or subsequent to the initiation of the Proceedings), or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Collateral Agent may in the future be granted a security interest, is referred to herein as the "Collateral"):

          (a)  All Accounts and accounts receivable.
          (b)  All Inventory.
          (c)  All General Intangibles.
          (d)  All Equipment.
          (e)  All Goods.

          (f)  All Farm Products.
          (g)  All Fixtures.
          (h)  All Chattel Paper.
          (i)  All Letter-of-Credit Rights.
          (j)  All Payment Intangibles.
          (k)  All Supporting Obligations.
          (l) All books, records, and information relating to the Collateral and/or to the operation of each Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

          (m)  All Leasehold Interests.

          (n) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.

          (o) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. (10:10-1(a) through 10:10-1(n)) or otherwise.

          (p) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (10:10-1(a) through 10:10-1(o)), including the right of stoppage in transit.

     102 -Extent and Duration of Security Interest.

          (a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Collateral Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent.

          (b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Borrower other than Bankruptcy Recoveries (except as otherwise provided in the Borrowing Orders).

          (c) It is further intended that, with respect to any term used herein to describe Collateral, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, the meaning given that term shall be the more encompassing of the two definitions.

          (d) The Collateral Agent's Collateral Interest in any Collateral which is the subject of a transfer pursuant to a Permitted Asset Disposition shall automatically be released upon the consummation of such Permitted Asset Disposition.

Article 11: - Administrative Agent As Borrower's Attorney-In-Fact:

     111 -Appointment as Attorney-In-Fact. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent as that (acting through any of its officers) Borrower's true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Borrower, but for the sole benefit of the Agents and the Lenders. The rights and powers granted the Collateral Agent by this appointment include but are not limited to the right and power to:

          (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

          (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Collateral Agent shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers' Representative or to any trustee in bankruptcy or receiver of the Borrowers' Representative, or other legal representative of a Borrower whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.

          (c) Endorse the name of the relevant Borrower in favor of the Collateral Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

          (d) Sign the name of the relevant Borrower on any notice to that Borrower's Account Debtors or verification of the Receivables Collateral; sign the relevant Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

          (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

          (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

          (g) Use, license or transfer any or all General Intangibles of each Borrower.


     112 -No Obligation to Act. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 11:11-1 herein, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a

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judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith or constituted wilful misconduct.


Article 12: - Events of Default:

     The occurrence of any event described in this Article 12: respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default, the Administrative Agent may, and on the instruction of the SuperMajority Lenders as provided in Section 15:15-1(b) , or as provided in
Section 15:15-1(c) or 15:15-1(d) shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents.

     121 -Failure to Pay the Revolving Credit, the Tranche B Loan or the Tranche C Loan.
     The failure by any Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit, the Tranche B Loan or the Tranche C Loan.

     122 -Failure To Make Other Payments.    The failure by any Borrower, on
three (3) days notice by the Administrative Agent to the Borrowers' Representative, to discharge any payment Liability then due, other than under the Revolving Credit, the Tranche B Loan or the Tranche C Loan.

     123 -Failure to Perform Covenant or Liability (No Grace Period). The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 12:12-1 or Section 12:12-2 hereof, and included in any of the following provisions hereof:

               Section             Relates to
               ----------------------------------------
               6:6-2(c)    State of Incorporation, State Identification Number
                           and Taxpayer Identification Number
               6:6-3(b)    Notice of Name Change
               6:6-6       Location of Collateral
               6:6-8(a)    Title to Assets
               6:6-9       Indebtedness
               6:6-10      Insurance Policies
               6:6-16      Pay taxes
               6:6-21      Dividends, Investments and Other Corporate Actions
               6:6-25      Affiliate Transactions
               6:6-26      Additional Assurances
               6:6-29      Bankruptcy Protections
               8:8-1       Use of Collateral

               Article 7:    Reporting Requirements (Except two Business

                           Days grace for all financial reports other than the Borrower's daily Borrowing Base Certificate required pursuant to Section 7:7-4)

               Article 7:    Financial Performance Covenants
               Article 9:    Cash Management (except if the failure to
                           comply is as
                             a result of force majeure or through no fault of
                           the Borrowers)

     124 -Failure to Perform Covenant or Liability (Grace Period).    The
failure by any, Borrower, within thirty (30) days following the earlier of any Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections 12:12-1, 12:12-2, or 12:12-3 or of the Borrowers' Representative's receipt of written notice from the Administrative Agent of the breach of any of any of such covenants or Liabilities.

     125 -Restructuring Consultant.    A breach of Section 6:6-5 shall
constitute an Event of Default as follows:

          (a)       Except as provided in Section 12:12-5(b), any breach of
Section 6:6-5 which is not cured within the earlier of within five (5) Business Days following the earlier of (i) any Borrower's knowledge of such breach or
(ii) the Borrowers' Representative's receipt of written notice of such breach from the Administrative Agent.

          (b) The resignation, dismissal, or disqualification of the Restructuring Consultant shall constitute an Event of Default, but only if such Restructuring Consultant is not replaced by a Restructuring Consultant reasonably satisfactory to the Administrative Agent, the Tranche B Lender, and the Tranche C Lender within thirty (30) Business Days thereafter, (or such longer period as the Administrative Agent, the Tranche B Lender, and the Tranche C Lender may agree) where the retention of such replacement Restructuring Consultant is subject to a retention letter which, if it had been delivered in satisfaction of the conditions precedent to the effectiveness of this Agreement, would have satisfied the requirements of Section 5:5-3(a).

     126 -Misrepresentation.     The determination by the Administrative Agent
that any representation or warranty at any time made by any Borrower to any Agent or any Lender was not true or complete in all material respects when given.

     127 -Acceleration of Other Debt.     The occurrence of any event such that
Indebtedness of any Borrower in excess of $1,000,000.00 to any creditor incurred subsequent to the commencement of the Proceedings other than any Agent or any Lender could be accelerated unless, prior to the acceleration of the Liabilities on account of such occurrence, the other creditor duly waives such default and evidence of such written waiver is provided to the Administrative Agent.

     128  -Default Under Other Agreements.    The occurrence of any breach of
any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between any Agent or any Lender and any Borrower or instrument given by any Borrower to any Agent or any Lender and the expiry, without cure, of any applicable grace period (notwithstanding that subject Agent or Lender may not have exercised all or any of its rights on account of such breach or default) where the result of such breach or default, if exercised upon, could have more than a de minimis adverse effect on a Borrower.

     129 -Uninsured Casualty Loss.    The occurrence of any uninsured loss,
theft, damage, or destruction of or to any material portion of the Collateral.

     1210 -Attachment. Judgment. Restraint of Business.

          (a) The service of process upon any Agent or any Lender or any Participant of a court order or order of any other applicable governmental authority attaching, by trustee, mesne, or other process, any funds of any Borrower on deposit with, or assets of any Borrower in the possession of, that Agent or that Lender or such Participant.

          (b) The entry of judgments against any Borrower, not fully covered by insurance (subject to a reasonable deductible) aggregating more than $1 Million, which judgments are not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of entry, but only if and to the extent that the enforcement of such judgments are not stayed in the Proceedings.

          (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

     1211 -Canton Warehouse Default. The occurrence of any event such that any Indebtedness of JBAK Holdings, Inc. or JBAK Realty, Inc in excess of $1,000,000.00 or which is secured by the Canton Warehouse could be accelerated.

     1212 -Indictment - Forfeiture.        The indictment of, or institution of
any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of more than a de minimus part of the property of that Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Borrower of its business in the ordinary course.


     1213 -Challenge to Loan Documents.

          (a) Any challenge by or on behalf of the Borrowers' Representative, any Borrower, or any Guarantor to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

          (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

     1214 -Change in Control.     Any Change in Control.

     1215 -Change in Borrowing Order. The entry of an order in the Proceedings, without the consent of the Administrative Agent the Tranche B Lender and the Tranche C Lender, which order constitutes the stay, modification, appeal, or reversal of any Borrowing Order or which otherwise affects the effectiveness of any Borrowing Order.

     1216 -Appointment of Trustee or Examiner.    The appointment in the
Proceedings of a trustee or of any examiner having expanded powers to operate all or any part of the Borrower's business.

     1217 -Conversion of Case. The conversion of the Proceedings to a case under Chapter 7 of the Bankruptcy Code.

     1218 -Relief From Stay.    The entry of any order which provides relief
from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Collateral Agent, to realize upon, or to exercise any right or remedy with respect to, any asset of the Borrower or to terminate any license, franchise, or similar agreement, where such relief from stay could have a material adverse effect on the Borrower's financial condition or ability to conduct its business in the ordinary course.

     11 - Termination of Business. Unless subject to the prior written consent of the Agent, the determination of the Borrowers, whether by vote of the Borrowers' board of directors or otherwise to:

suspend the operation of the Borrowers' business in the ordinary course, liquidate all or a material portion of the Borrowers' assets or Stores, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales (other than in connection with a Permitted Asset Disposition); or the filing of a motion or other application in the Proceedings seeking authority to do any of the foregoing.

     12   - Certain Applications. An application shall be filed by any Borrower for the approval of any other super-priority claim in the Proceedings which is pari passu with or senior to the claims of the Agents and the Lenders against the Borrowers or there shall arise any such super-priority claim.

     13   - Payment of Pre-Petition Indebtedness.  The Borrowers shall pay or discharge any pre-petition Indebtedness except as expressly permitted hereunder.

     14   - Adequate Protection Orders. Any adequate protection is granted by the Borrowers or is ordered by the Bankruptcy Court in the Proceedings in favor of any of the Borrowers' pre-petition creditors (other than Leasing) without the consent of the Agents, or any such adequate protection is modified or expanded without the consent of the Agents.

     15   - Material Adverse Actions. The filing, by any Borrower, of a motion in the Proceedings to take any action or actions which are materially adverse to the Lenders or their rights and remedies hereunder or under the other Loan Documents or the Lenders' interest in any Collateral.

     16   - Default by Guarantor. The occurrence of any Guarantor Default.

     17   - Termination of Guaranty. The termination or attempted termination of any guaranty by the Guarantor of the Liabilities.

Article 1:  - Rights and Remedies Upon Default:

     11   - Acceleration. Upon the occurrence of any Event of Default, subject to the provisions of the Borrowing Orders, the Administrative Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Administrative Agent shall) declare all Indebtedness of the Borrower to the Lenders to be immediately due and payable and may exercise all of the Administrative Agent's Rights and Remedies (and the Collateral Agent may likewise exercise all of its rights and remedies upon default) as the Administrative Agent from time to time thereafter determines as appropriate.

     12   - Rights of Enforcement. Subject to the provisions of the Borrowing
Orders, the Collateral Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Collateral Agent shall have all and each of the following rights and remedies:

          (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Collateral Agent.

          (b) To give notice to any customs broker of any of the Borrowers to follow the instructions of the Collateral Agent as provided in any written agreement or undertaking of such broker in favor of the Collateral Agent.

          (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

          (d)  To take possession of all or any portion of the Collateral.

          (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Collateral Agent deems advisable and with or without the taking of possession of any of the Collateral.

          (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

          (g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

          (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     13   - Sale of Collateral.

          (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent's disposition of the Collateral.

          (b) The Collateral Agent, in the exercise of the Collateral Agent's rights and remedies upon default, may conduct, or may require the Borrowers to conduct, one or more going out of business sales, in the Collateral Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and reasonable expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein. The proceeds of any such going out of business sale which is conducted by a Borrower at the request of the Collateral Agent shall be first applied to the direct costs of such sale.

          (c) In the exercise of the Collateral Agent's rights and remedies upon default, (i) the Collateral Agent may by written notice to the Borrowers' Representative require the Borrowers to file a motion seeking to retain one or more agents to sell, lease, or otherwise dispose of the Collateral on terms reasonably acceptable to the Collateral Agent. The Borrowers shall file such motion within ten (10) Business Days of the Collateral Agent's request and shall diligently prosecute such motion. If the Borrowers fail to so file the motion, the Collateral Agent may, file and prosecute such a motion in the name of the Borrowers; and/or (b) the Collateral Agent may by written notice to the Borrowers' Representative require the Borrowers to file a motion or motions seeking to sell, assume, assign, or otherwise dispose of any or all real estate (including, without limitation, Leasehold Interests) of the Borrowers pursuant to Sections 363 and 365 of the Bankruptcy Code, on terms reasonably acceptable to the Collateral Agent. The Borrowers shall file such motion or motions within ten (10) Business Days of the Collateral Agent's request and shall diligently prosecute such motion(s). If the Borrowers fail to so file such motion(s), the Collateral Agent may, file and prosecute such motion(s) in the name of the Borrowers.

          (d) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Borrowers' Representative such notice as may be practicable under the circumstances), the Collateral Agent shall give the Borrowers' Representative at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agent's rights and remedies upon default.

          (e) The Collateral Agent, the Administrative Agent, and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

          (f) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

          (g) The Collateral Agent shall turn over to the Administrative Agent the proceeds of the exercise by the Collateral Agent of its rights and remedies under this Article 13:. The Administrative Agent shall apply the proceeds of the Collateral Agent's exercise of its rights and remedies upon default pursuant to this Article 13: in accordance with Sections 15:15-8 and 15:15-9.

     14   - Occupation of Business Location.  In connection with the Collateral
Agent's exercise of the Collateral Agent's rights under this Article 13:, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Collateral Agent be liable to any Borrower for use or occupancy by the Collateral Agent of any premises pursuant to this Article 13:, nor for any charge (such as wages for any Borrower's employees and utilities) incurred in connection with the Collateral Agent's exercise of the Collateral Agent's Rights and Remedies.

     15   - Grant of Nonexclusive License. Each Borrower hereby grants to the
Collateral Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, such license being with respect to the Collateral Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     16   - Assembly of Collateral.  The Collateral Agent may require any
Borrower to assemble the Collateral and make it available to the Collateral Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and the Borrowers' Representative.

     17   - Rights and Remedies.  The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the Agents' Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by an Agent in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by an Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents' Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between any Agent and any person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by any Agent of any of the Agents' Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents' Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

Article 2:  - Revolving Credit Fundings and Distributions:

     21   - Revolving Credit Funding Procedures. Subject to Section 14:14-2:

          (a) The Agent shall advise each Revolving Credit Lender, no later than 2:00PM on a date on which any Revolving Credit Loan (other than a SwingLine
Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

          (b) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Administrative Agent.

     22   - SwingLine Loans.

          (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

          (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

               (ii) At any time and from time to time, the SwingLine Lender may advise the Administrative Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

               (iii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Administrative Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 14:14-1.

          (a) The SwingLine Lender, in separate capacities, may also be one or more Agents, a Revolving Credit Lender, Tranche B Lender and the Tranche C Lender.

          (b) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

               (iv) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 15:15-8.

               (v) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

     23   - Administrative Agent's Covering of Fundings:

          (a) Each Revolving Credit Lender shall make available to the Administrative Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

               (ii) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

               (iii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

          (a)  In all circumstances, the Administrative Agent may:

               (iv)   Assume that each Revolving Credit Lender, subject to
     Section 14:14-3(a), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section 14:14-1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, that Revolving Credit Lender's Revolving Credit Percentage Commitment of any honoring of an L/C.

               (v) In reliance upon such assumption, make available the corresponding amount to the Borrowers.

               (vi) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

          (a) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available, a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "Delinquent Revolving Credit Lender") fails to provide to the Administrative Agent within One (1) Business Day of written notice of such failure, then:

               (vii) The amount which had been made available by the Administrative Agent is an " Administrative Agent's Cover" (and is so referred to herein).

               (viii) All interest paid by the Borrowers on account of the Revolving Credit

Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest, has been paid.

               (ix) The Delinquent Revolving Credit Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent's Cover in respect of that Delinquent Revolving Credit Lender

               (x) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to Section 14:14-4(a) (which relates to ordinary course distributions) or Section 15:15-8 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

               (xi) Subject to Subsection 14:14-3(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Section 14:14-3(c)(ii), above.

          (a) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

          (b) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Administrative Agent the aggregate of the following:

               (xii) The Administrative Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Administrative Agent in accordance with Subsection 14:14-3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

               Plus

               (xiii) The aggregate of the amount payable under Subsection 14:14-3(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

               Plus

               (xiv) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Revolving Credit Lender.

     24   - Ordinary Course Distributions: Revolving Credit. (This Section
14:14-4 applies unless the provisions of Section 15:15-8 (which relates to distributions in the event of a Liquidation) becomes operative).

          (a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option) the Administrative Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

          (b) The Administrative Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Administrative Agent (excluding the one Business Day for settlement provided for in Section 9:9-5(a), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Administrative Agent has distributed to that Revolving Credit Lender its Pro-Rata share thereof.

          (c) The Administrative Agent shall distribute fees paid on account of the Revolving Credit, as follows:

               (ii) L/C Fee (Section 2:2-20(a)): Pro-Rata to the Revolving Credit Lenders.

               (iii) Unused Line Fee (Section 2:2-15): Pro-Rata to the Revolving Credit Lenders.

               (iv)   Revolving Credit Early Termination Fee (Section 2:2-16) :
     Pro-Rata to the Revolving Credit Lenders.

               (v) Revolving Credit Commitment Fee (Section 2:2-13) : As provided in separate letter agreements with the respective Revolving Credit Lenders.

          (a) No Lender shall have any interest in or right to receive any part of the following:

               (vi) Any interest which reflects "float" as described in the proviso included in Section 9:9-5(a), all of which float shall be for the account of the Administrative Agent only.

               (vii) The Administrative Agent's Fee (Section 2:2-14) to be paid by the Borrowers to the Administrative Agent.

               (viii) Fees described in Section 2:2-20(b) (which relates to fees associated with, among other things, the issuance of L/C's): Retained by the Issuer.

          (a) No Revolving Credit Lender shall have any interest in or right to receive any part of the Tranche B Fees or the Tranche C Assessments.

          (b) Any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Lenders, Pro-Rata determined as of the date on which the expense, in respect of which such reimbursement is being made, was incurred).

          (c)  Each distribution pursuant to this Section 14:14-4 is subject to
Section 14:14-3(c), above (which relates to the effect of the failure of any Revolving Credit Lender to have Transferred to the Administrative Agent any amount which that Revolving Credit Lender is then obligated to so Transfer pursuant to the within Agreement).

     25   - Ordinary Course Distributions: The Tranche B Loan and the Tranche C
Loan (This Section 14:14-5 applies unless the provisions of Section 15:15-8 (which relates to distributions in the event of a Liquidation) becomes operative).

          (a) The Administrative Agent shall distribute to the Tranche B Lender and the Tranche C Lender, respectively, payments on account of principal of, and interest on, the Tranche B Loan and the Tranche C Loan and the Tranche B Fees and Tranche C Assessments as received and collected by the Administrative Agent from the Borrowers in accordance with the provisions of this Agreement or as made available by the Administrative Agent as the proceeds of advances under the Revolving Credit. As provided in Section 14:14-4(f), any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Lenders, Pro-Rata determined as of the date on which the expense, in respect of which such reimbursement is being made, was incurred).

          (b) Unless otherwise specifically agreement to in writing, the Administrative Agent shall distribute the proceeds of a disposition of Collateral, other than in the ordinary course, in accordance with the ordering of distributions set forth in Section 15:15-9(c).

Article 3:  - Acceleration and Liquidation:

     31   - Acceleration Notices

          (a) Subject to the provisions of the Borrowing Orders, the Administrative Agent may give the Collateral Agent and Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

          (b) Subject to the provisions of the Borrowing Orders, the SuperMajority Revolving Credit Lenders may give the Administrative Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Lenders are received by the Administrative Agent within a period of five (5) consecutive Business Days.

          (c) Subject to the provisions of the Borrowing Orders, the Tranche B Lender may give the Administrative Agent an Acceleration Notice as follows:

               (ii) At any time following the occurrence of an Event of Default which occurs after the Revolving Credit Loan Debt has been paid in full, all L/C's have been cash collateralized, and there is no obligation on the Revolving Credit Lenders to make any further loans or to provide any further financial accommodation under the Revolving Credit.

               (iii) At any time following the occurrence of an Event of Default which occurs after a BuyOut by the Tranche B Lender.

               (iv)   At any time as permitted pursuant to Section 15:15-2.

          (a) Subject to the provisions of the Borrowing Orders, the Tranche C Lender may give the Administrative Agent an Acceleration Notice as follows:

               (v) At any time following the occurrence of an Event of Default which occurs after the Revolving Credit Loan Debt and the Tranche B Loan have been paid in full, all L/C's have been cash collateralized, and there is no obligation on the Revolving Credit Lenders to make any further loans or to provide any further financial accommodation under the Revolving Credit.

               (vi) At any time following the occurrence of an Event of Default which occurs after a BuyOut by the Tranche C Lender.

               (vii)  At any time as permitted pursuant to Section 15:15-3.

     32   - Mandatory Acceleration Right of The  Tranche B Lender:

          (a) The Tranche B Lender may initiate a Standstill Period by written notice to the Administrative Agent and to the Tranche C Lender at any time after the occurrence of any Tranche B Action Event and may so initiate a Standstill Period, on account of a separate Tranche B Action Event during the pendency of another Standstill Period which has been initiated by it or by the Tranche C Lender.

          (b) Upon the expiry of a Standstill Period initiated by reason of a Financial Covenant Breach or a Bankruptcy Breach, the Tranche B Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless acceleration has been stayed by judicial or statutory process other than the automatic stay imposed at the initiation of the Proceedings.

          (c) Upon the expiry of a Standstill Period initiated by a Tranche B Action Event other than a Financial Covenant Breach, the Tranche B Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless either 15:15-2(c)(i) or 15:15-2(c)(ii) is applicable:

               (ii) Acceleration has been stayed by judicial or statutory process other than the automatic stay imposed at the initiation of the Proceedings.

               (iii)     As applicable:

                    (A) If the relevant Tranche B Action Event had been a Tranche B Availability Breach: On three (3) consecutive days during the relevant Standstill Period, no Tranche B Availability Breach exists or occurs.

                    (B) If the relevant Tranche B Event is a Minimum Excess Availability Breach: On any day during the relevant Standstill Period, no Minimum Excess Availability Breach exists or occurs.

                    (C) If the relevant Tranche B Action Event is a Tranche B Payment Breach: All payments which are due or overdue on account of the Tranche B Loan (other than those which would be due only if the Tranche B Loan were accelerated) are paid prior to the expiry of the relevant Standstill Period.

     11-  Mandatory Acceleration Right of The Tranche C Lender:

          (a) The Tranche C Lender may initiate a Standstill Period by written notice to the Administrative Agent and to the Tranche B Lender at any time after the occurrence of any Tranche C Action Event and may so initiate a Standstill Period, on account of a separate Tranche C Action Event during the pendency of another Standstill Period which has been initiated by it or by the Tranche C Lender.

          (b) Upon the expiry of a Standstill Period initiated by reason of a Financial Covenant Breach or a Bankruptcy Breach, the Tranche C Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless acceleration has been stayed by judicial or statutory process other than the automatic stay imposed at the initiation of the Proceedings.

          (c) Upon the expiry of a Standstill Period initiated by a Tranche C Action Event other than a Financial Covenant Breach or Bankruptcy Breach, the Tranche C Lender may give the

Administrative Agent and the Collateral Agent an Acceleration Notice unless either 15:15-3(c)(i) or 15:15-3(c)(ii) is applicable:

               (ii) Acceleration has been stayed by judicial or statutory process other than the automatic stay imposed at the initiation of the Proceedings.

               (iii)  As applicable:

                     (A) If the relevant Tranche C Action Event had been a Tranche B Availability Breach: On three (3) consecutive days during the relevant Standstill Period, no Tranche C Availability Breach exists or occurs.

                     (B) If the relevant Tranche C Event is a Minimum Excess Availability Breach: On any day during the relevant Standstill Period, no Minimum Excess Availability Breach exists or occurs.

                     (C) If the relevant Tranche C Action Event is a Tranche C Payment Breach: All payments which are due or overdue on account of the Tranche C Loan (other than those which would be due only if the Tranche C Loan were accelerated) are paid prior to the expiry of the relevant Standstill Period.

     11. -Acceleration Unless stayed by judicial or statutory process, subject to the provisions of the Borrowing Orders, the Administrative Agent shall Accelerate the Revolving Credit Obligations, the Tranche B Loan and the Tranche C Loan within a commercially reasonable time following:

          (a) The Administrative Agent's giving of an Acceleration Notice to the Collateral Agent and the Revolving Credit Lenders as provided in Section 15:15-1(a).

          (b) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Revolving Credit Lenders, in compliance with Section 15:15-1(b) .

          (c) The Administrative Agent's receipt of an Acceleration Notice from the Tranche B Lender, in compliance with Section 15:15-1(c).

          (d) The Administrative Agent's receipt of an Acceleration Notice from the Tranche C Lender, in compliance with Section 15:15-1(d).

     12. -Initiation of Liquidation Unless stayed by judicial or statutory process, subject to the provisions of the Borrowing Orders a Liquidation shall be initiated by the Collateral Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations, the Tranche B Loan and the Tranche C Loan.

     13.  -Actions At and Following Initiation of Liquidation

          (a)  At the initiation of a Liquidation:

               (ii) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 14:14-2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

               (iii) The Administrative Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

          (a) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

     14.  -Collateral Agent's Conduct of Liquidation

          (a) Any Liquidation shall be conducted by the Collateral Agent, with the advice and assistance of the Administrative Agent and the Lenders.

          (b) The Collateral Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

          (c) The Collateral Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agent determines as appropriate under the circumstances.

          (d) Each Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by an Agent or a Lender) unless indemnified Pro-Rata to that Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take that course of action or action plan.

          (e) The Administrative Agent and each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

     15.  -Distribution of Liquidation Proceeds:

          (a) The Collateral Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by any Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Agents anticipate may need to be paid.

          (b) The Collateral Agent shall distribute the proceeds of any Liquidation to the Administrative Agent.

          (c) The Administrative Agent shall distribute the net proceeds of Liquidation, as distributed to the Administrative Agent by the Collateral Agent pursuant to Section 15:15-8(b), in accordance with the relative priorities set forth in Section 15:15-9.

          (d) Each Revolving Credit Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agents and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agents and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

     16.  -Relative Priorities To Proceeds of Liquidation

          (a) Proceeds of a Liquidation shall be distributed based on the First through Fourth levels of priority with respect to each classification of Collateral without taking any Early Termination Assessments into account and then shall be distributed in the Fifth level of distribution on account of any Early Termination Assessments.

          (b) All distributions of proceeds of a Liquidation shall be net of payment over to the Agents as reimbursement for all reasonable third party costs and expenses incurred by the Agents and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 15:15-8(a).

          (c) The relative priorities to the proceeds of a Liquidation shall be distributed based on the following relative priorities:

               (ii)      Revolving Credit Senior Collateral:

                    (B) First:, as provided in Section 15:15-9(d); and then
                    (C)       Second,  to the Tranche B Lender; and then
                    (D)       Third, to Leasing; and then
                    (E)       Fourth,  to the Tranche C Lender; and then
                    (F) Fifth, in the same order as in First through Fourth, towards Early Termination Assessments.
                    (G)       Sixth, to all other Liabilities.

               (i)       Leasing Senior Collateral:
                    (H)       First,  to Leasing; and then
                    (I) Second, as provided in Section 15:15-9(d); and then
                    (J)       Third, to the Tranche B Lender; and then
                    (K)       Fourth, to the Tranche C Lender; and then
                    (L) Fifth, in the same order as in Second through above Fourth, towards Early Termination Assessments.
                    (M)       Sixth, to all other Liabilities.

              (i)        Tranche C Senior Collateral:
                    (N)       First, to the Tranche C Lender; and then
                    (O)       Second, to the Tranche B Lender; and then
                    (P)       Third, as provided in Section 15:15-9(d); and then
                    (Q)       Fourth, to Leasing; and then
                    (R) Fifth, in the same order as in First through above Fourth, towards Early Termination Assessments.
                    (S)       Sixth, to all other Liabilities.

              (i)        Leasehold proceeds:
                    (T) First:, as provided in Section 15:15-9(d); and then
                    (U)       Second, to the Tranche B Lender; and then
                    (V)       Third, to the Tranche C Lender; and then
                    (W)       Fourth, to Leasing; and then
                    (X) Fifth, in the same order as in First through Fourth, towards Early Termination Assessments.
                    (Y)       Sixth, to all other Liabilities.

          (a) Distributions which are made pursuant to reference to Section15:15-9(d) shall be in the following order:

              (ii) To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section 15:15-5(a)(i); and then

              (iii) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender) and to FRFI or any of its Affiliates providing cash management services or L/Cs to the extent of any credit exposure in connection therewith (but excluding any fees earned on account thereof), Pro-Rata, to the unpaid principal balance of Revolving Credit Debt and any amounts owed on account of such cash management services and any L/Cs (including as cash collateral for any undrawn L/Cs) and fees due to the Issuer on account thereof; and then

              (iv) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), Pro-Rata, to accrued interest which constitutes Revolving Credit Debt; and then

              (v) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), Pro-Rata, to Revolving Credit Fees, other than the Revolving Credit Early Termination Fee; and then

              (vi) To any Delinquent Revolving Credit Lenders, Pro-Rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to

     Sections 15:15-9(d)(ii), 15:15-9(d)(iii), and 15:15-9(d)(iv).

Article 1: - The Agents:

     11.  -Appointment of The Agents

          (a) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Administrative Agent" hereunder and under the Loan Documents.

          (b) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Collateral Agent" hereunder and under the Loan Documents.

          (c)  Each Lender authorizes each Agent:

               (ii) To execute those of the Loan Documents and all other instruments relating thereto to which that Agent is a party.

               (iii) To take such action on behalf of the Lenders and to exercise all such powers as are expressly delegated to that Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

          (a) Each Lender recognizes that Fleet Retail Finance Inc., Back Bay Capital Funding LLC, and Leasing are interrelated and waives any potential claim which may be based on an Agent's acting in conflict of interest on account thereof. Nothing contained herein shall be deemed to release the Agents from liability under Section 16:16-2(f) hereof for conduct undertaken in a grossly negligent manner, in actual bad faith, or in willful misconduct.

     12.  -Responsibilities of Agents

          (a) The Administrative Agent shall have principal responsibilities for and primary authority for the administration of the credit facilities contemplated by this Agreement and for all matters for which the Collateral Agent is not responsible. In all instances where the allocation of responsibility and authority, as between the Collateral Agent and the Administrative Agent is in doubt, the Administrative Agent shall be vested with such responsibility and authority.

          (b) The Collateral Agent shall have principal responsibilities for and primary authority for the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.

          (c) Neither Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.

          (d) Neither Agent nor any of its Affiliates shall be responsible to any Lender for any of the following:

               (ii) Any recitals, statements, representations or warranties made by any Borrower or any other Person.

               (iii) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

               (iv) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

               (v) Any failure by any Borrower or any other Person (other than the subject Agent) to perform its obligations under the Loan Documents.

          (a) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

          (b) Neither Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of their respective counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

          (c) Neither Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.

          (d) The Agents, in their separate capacities as Lenders, shall have the same rights and powers hereunder as any other Lender.

     13.  -Concerning Distributions By the Agents

          (a) Each Agent, in that Agent's reasonable discretion based upon that Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

          (b) Each Agent may disburse funds prior to determining that the sums which that Agent expects to receive have been finally and unconditionally paid to that Agent. If and to the extent that Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Administrative Agent the sum paid to that person.

          (c) If, in the opinion of an Agent, the distribution of any amount received by that Agent might involve that Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then that Agent may refrain from making distribution until that Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

          (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 15:15-9.

          (e) Each Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Lender.

          (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged or (y) the requisite Lenders (as provided in Section 17:17-4(i)) determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

     14. -Dispute Resolution: Any dispute among the Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Lender hereto hereby submits.

     15. -Distributions of Notices and of Documents The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Borrowers' Representative pursuant to
Article 7: of this Agreement, other than any of the following:

          (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

          (b)  Routine or nonmaterial communications.

          (c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrowers' Representative.

          (d) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

     16.  -Confidential Information

          (a) Each Lender will maintain, as confidential (other than to their respective attorneys, agents, accountants, participants and prospective participants) all of the following:

               (ii) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.

               (iii) Proprietary forms and formats utilized by the Administrative Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

          (a) Confidential information provided by any Borrower pursuant to the Loan Documents, other than any information which becomes known to the general public through sources other than that Lender.

          (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

     17. -Reliance by Agents Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by that Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by that Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, that Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

     18.  -Non-Reliance on Agents and Other Lenders

          (a) Each Lender represents to all other Lenders and to the Agents that such Lender:

               (ii) Independently and without reliance on any representation or act by any Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

               (iii) Has relied upon that Lender's review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.

          (a) Each Lender agrees that such Lender, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

          (b) Neither Agent in the discharge of that Agent's duties hereunder, shall be required to make inquiry of, or to inspect the properties or books of, any Person.

          (c) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which, see Section 16:16-5), the Agents shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of an Agent.

          (d) Each Lender, at such Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agents, which documents relate to the Agents' performance of their duties hereunder.

     19. -Indemnification Without limiting the liabilities of the Borrowers under any this or any of the other Loan Documents, each Lender shall indemnify each Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against that Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the subject Agent as to which a final judicial determination has been or is made (in a proceeding in which the subject Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

     110. -Resignation of Agent

          (a) An Agent may resign at any time by giving 60 days prior written notice thereof to the Lenders and to the other Agent. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrowers' Representative, not to be unreasonably withheld and, in any event, deemed given by the Borrowers' Representative if no written objection is provided by the Borrowers' Representative to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $500,000,000.00. The consent of the Borrowers' Representative otherwise required by this Section 16:16-10(a) shall not be required if an Event of Default has occurred.

          (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

          (c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

Article 2:  - Action By Agents - Consents - Amendments - Waivers:
     21.  -Administration of Credit Facilities

          (a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate within their respective areas of responsibility and authority, as set forth in Sections 16:16-2(b) and 16:16-2(a), provided, however, neither Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

          (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agents' discretion, that Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lender:

          Actions Described in Section   Type of Consent Required
          -------------------------------------------------------
               17:17-2    Majority Lenders
               17:17-3    SuperMajority Revolving Credit Lenders
               17:17-4    Certain Consent
               17:17-5    Unanimous Consent
               17:17-6    Consent of SwingLine Lender

               17:17-7    Consent of Tranche B  Lender
               17:17-8    Consent of Tranche C Lender
               17:17-9    Consent of the Agents

          (c)  The rights granted to the Lenders in those sections referenced in
Section 17:17-1(b) shall not otherwise limit or impair any Agent's exercise of its discretion under the Loan Documents.

     22.  -    Actions Requiring or On Direction of Majority Lenders Except as
otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

     23.  -    Actions Requiring or On Direction of SuperMajority Revolving
Credit Lenders

     The Consent or direction of the SuperMajority Revolving Credit Lenders is required as follows:

          (a) The Lenders agree that any loan or advance under the Revolving Credit which results in a Protective OverAdvance may be made by the Administrative Agent in its discretion without the Consent of the Lenders and that each Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Revolving Credit Lenders is required to permit a Protective OverAdvance to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period. (Any Protective OverAdvance which is permitted by this Section 17:17-3(a) is referred to as a "Permitted Protective OverAdvance").

          (b) If any Borrower is then InDefault, the SuperMajority Revolving Credit Lenders may direct the Administrative Agent to suspend the Revolving Credit, whereupon, as long as a Borrower is InDefault, the only Revolving Credit Loans which may be made are the following:

               (ii) Revolving Credit Loans made to "cover" the honoring of L/C's.
               (iii) Permitted Protective OverAdvances.
               (iv) Revolving Credit Loans made with Consent of the SuperMajority Lenders.

          (a) If an Event of Default has occurred and not been duly waived, the SuperMajority Revolving Credit Lenders (subject to the provisions of the Borrowing Orders) may:

               (v) Give the Administrative Agent an Acceleration Notice in accordance with Section 15:15-1(b).
               (vi) Direct the Administrative Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement and the Borrowing Orders.

     24.  -    Action Requiring Certain Consent  The following Consent shall be required
for the following actions:

--------------------------------------------------------------------------------------------------------
 ACTION                                                REQUIRED CONSENT
--------------------------------------------------------------------------------------------------------
          (a)  Any change to the dates on which        SuperMajority Revolving Credit Lenders and the
 any payment of principal of the Tranche B Loan        Tranche B Lender and the Tranche C Lender.
 shall be due and payable or the amount of any
 such payment.
--------------------------------------------------------------------------------------------------------
          (b)  Any change to the dates on which        SuperMajority Revolving Credit Lenders and the
 any payment of principal of the Tranche C Loan        Tranche B Lender and the Tranche C Lender.
 shall be due and payable or the amount of any
 such payment.
--------------------------------------------------------------------------------------------------------
          (c)  Waiver or amendment of minimum          Majority Revolving Credit Lenders and the
 Excess Availability financial performance             Tranche B Lender and the Tranche C Lender.
 covenant
--------------------------------------------------------------------------------------------------------
          (d)  Waiver or amendment of all              The Tranche B Lender and the Tranche C Lender.
 financial performance covenants other than
 minimum  Excess Availability
--------------------------------------------------------------------------------------------------------
          (e)  Waiver or amendment of any of           Majority Revolving Credit Lenders and the
 the following Sections or provisions of this          Tranche B Lender and the Tranche C Lender.
 Agreement:
 Section 6:6-5 ("Restructuring Consultant")
 Section 6:6-29 ("Bankruptcy Protections")
 Section 12:12-5 ("Restructuring Consultant")
 Any Bankruptcy Breach

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 ACTION                                                REQUIRED CONSENT
--------------------------------------------------------------------------------------------------------
          (f)  Any increase in any Revolving           All Revolving Credit Lenders other than any
 Credit Lender's Revolving Credit Dollar               Delinquent Revolving Credit Lender.
 Commitment or Revolving Credit Percentage
 Commitment (other than by reason of the
 application of Section 17:17-12 (which deals
 with NonConsenting Revolving Credit Lenders)
 or Section 18:18-1 (which deals with
 assignments and participations)), it being
 understood that this Section 17:17-4(f)
 addresses changes to commitments inter se
 and not any increase in the overall size of
 the Revolving Credit.
--------------------------------------------------------------------------------------------------------
          (g)  Any forgiveness of all or any           All Lenders whose payment Liability is being
 portion of any payment Liability.                     so forgiven (other than any Delinquent Revolving
                                                       Credit Lender, if otherwise applicable).

--------------------------------------------------------------------------------------------------------
          (h)  Any decrease in any interest            All Lenders adversely affected thereby (other
 rate, fee or assessment payable under any of          than any Delinquent Revolving Credit Lender, if
 the Loan Documents (other than any                    otherwise applicable).
 Administrative Agent's Fee (for which the
 consent of the Agents shall also be required))
 and of any fee provided for by any Fee Letter
 (which may be amended by written agreement
 between the Borrowers' Representative on the
 one hand, and the Administrative Agent on the
 other).
--------------------------------------------------------------------------------------------------------
          (i)  Disgorgement as described in            If disgorgement is
 Section 16:16-3(f).                                        By the Revolving Credit Lenders- The
                                                       SuperMajority Revolving Credit Lenders.
                                                            By the Tranche B Lender - The Tranche B
                                                       Lender.
                                                            By the Tranche C Lender - The Tranche C
                                                       Lender.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 ACTION                                                REQUIRED CONSENT
--------------------------------------------------------------------------------------------------------
          (j)  Any increase of the                     The SwingLine Lender.
 SwingLine Loan Ceiling.                               and
                                                       SuperMajority Revolving Credit Lenders
--------------------------------------------------------------------------------------------------------
          (k)  Any increase of the Tranche B           The Tranche C Lender
 Loan (other than on account of the
 capitalization of Tranche B PIK Interest.
--------------------------------------------------------------------------------------------------------
          (l)  Any amendment of the following          Majority Revolving Credit Lenders and the
 Definitions other than an amendment to                Tranche B Lender and the Tranche C Lender
 permit up to $750 Thousand Indebtedness
 secured by purchase money security interests
 in Equipment:
     "Encumbrance"
     "Indebtedness"
     "Leasing Debt"
     "Permitted Encumbrances"
     "Permitted Indebtedness"
--------------------------------------------------------------------------------------------------------


     25. - Actions Requiring or Directed By Unanimous Consent    None of the
following may take place except with Unanimous Consent:

          (a)  Any extension of the Maturity Date.

          (b) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

          (c) Any amendment of the definition of the terms "Borrowing Base", Tranche B Borrowing Base, or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment , it being understood, however, that:

               (ii) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

               (iii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

          (a) Any release of any Person obligated on account of the Liabilities.

          (b) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permitted Protective OverAdvance, provided, however,

               (iv) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

               (v) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permitted Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

          (a) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permitted Protective OverAdvance or, subject to the time limits included in Section 17:17-3(a) (which places time and frequency limits on Permitted Protective OverAdvances).

          (b)         Any amendment of this Article 17:.

          (c)         Amendment of any of the following Sections of this
Agreement:

               (vi)   14:14-4

               (vii)  14:14-5

               (viii) 15:15-8

               (ix)   15:15-9

          (a)         Amendment of any of the following Definitions:
                      "Appraised Inventory Liquidation Value"
                      "Financial Covenant Breach"
                      "Majority Lenders"
                      "Majority Revolving Credit Lenders"
                      "Minimum Excess Availability Breach"
                      "Tranche B Availability Breach"
                      "Tranche B Payment Breach"
                      "Tranche C Payment Breach"
                      "Permitted Protective OverAdvance"
                      "Standstill Period"
                      "SuperMajority Lenders"
                      "SuperMajority Revolving Credit Lenders"
                      "Tranche B Action Events"

                      "Tranche C Action Events"
                      "Unanimous Consent"

     26. -Actions Requiring SwingLine Lender Consent No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

     27. -Actions Requiring Tranche B Lender Consent None of the following may be made without the Consent of the Tranche B Lender:

          (a) Any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans in excess of 150 basis points per annum in the aggregate.

          (b) Any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans not requiring the Consent of the Tranche B Lender pursuant to Section 17:17-7(a), unless the Borrowers agree to increase the interest rate and fees payable to the Tranche B Lender contemporaneously therewith by a like amount.

          (c)  Any amendment, modification, or waiver of any provision of
Article 3 (entitled "The Tranche B Loan").

          (d) Any amendment of Section 15:15-2 (which relates to the circumstances under which the Tranche B Lender may require Acceleration).

          (e)  Any amendment to the financial performance covenants set forth in
Exhibit 7:7-11.

          (f)  Any amendment to the provisions of Section 6:6-8 (Indebtedness).

     28. -Actions Requiring Tranche C Lender Consent None of the following may be made without the Consent of the Tranche C Lender:

          (a) Any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans in excess of 150 basis points per annum in the aggregate.

          (b) Any increase in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans not requiring the Consent of the Tranche C Lender pursuant to Section 17:17-8(a), unless the Borrowers agree to increase the interest rate and fees payable to the Tranche C Lender contemporaneously therewith by a like amount.

          (c) Any increase to the Tranche B Interest Rate not resulting from the effect of Section 17:17-7(a).

          (d)  Any amendment, modification, or waiver of any provision of
Article 4 (entitled "The Tranche C Loan").

          (e) Any amendment of Section 15:15-3 (which relates to the circumstances under which the Tranche C Lender may require Acceleration).

          (f)  Any amendment to the financial performance covenants set forth in
Exhibit 7:7-11.

          (g)       Any amendment to the provisions of Section 6:6-8
(Indebtedness).

     29.  -Actions Requiring Agents' Consent

          (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken without the written consent of the Agents.

          (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of the Agents.

     210. -Miscellaneous Actions

          (a) Notwithstanding any other provision of this Agreement, no single Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.

          (b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless that Agent shall first

               (ii) receive such clear, unambiguous, written instructions as that Agent deems appropriate; and

               (iii) be indemnified to that Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

          (a) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to that Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

          (b) The Lenders acknowledge that the Agent's performance of its obligations under this Agreement and the other Loan Documents is subject to the provisions of the Borrowing Orders and any other orders entered by the Bankruptcy Court in the Proceedings. No Agent shall have any liability to any Lender by virtue of such Agent's compliance with any such order in the Proceedings.

     211. -Actions Requiring Borrowers' Representative's Consent

          (a) The Borrowers' Representative's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Borrowers' Representative:

     Article  Title of Article
     ---------------------------
     14:       Revolving Credit Fundings and Distributions
     16:       The Agents

          (b) The Borrowers' Representative's consent to the amendment of those provisions referenced in Section 16:16-10(b)

               (ii) Shall be deemed given unless written objection is made, within seven (7) Business Days following the Administrative Agent's giving notice to the Borrowers' Representative of the proposed amendment; and

               (iii) shall not be required following the occurrence of any Event of Default.

     212. -NonConsenting Lender

          (a) In the event that a Lender (in this Section 17:17-12, a "NonConsenting Lender") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 17:, then one or more Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 18:18-1, below, of the NonConsenting Lender's commitment hereunder on five (5) days written notice to the Administrative Agent and to the NonConsenting Lender.

          (b) At the end of such five (5) days, and provided that the NonConsenting Lender delivers the Note held by the NonConsenting Lender to the Administrative Agent, the Lenders who have given such written notice shall Transfer the following to the NonConsenting Lender:

               (ii) Such NonConsenting Lender's Pro-Rata share of the principal and interest of the Loans to the date of such assignment.

               (iii) All fees distributable hereunder to the NonConsenting Lender to the date of such assignment.

               (iv) Any out-of-pocket costs and expenses for which the NonConsenting Lender is entitled to reimbursement from the Borrowers.

          (a) In the event that the NonConsenting Lender fails to deliver to the Administrative Agent the Note held by the NonConsenting Lender as provided in Section 17:17-12(b), then:

               (v) The amount otherwise to be Transferred to the NonConsenting Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Lender upon delivery of the Note held by that

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

     NonConsenting Lender.

               (vi) The Note held by the NonConsenting Lender shall have no force or effect whatsoever.

               (vii)  The NonConsenting Lender shall cease to be a "Lender".

               (viii) The Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Lender as "Lender".

          (a) In the event that more than One (1) Lender wishes to require such assignment, the NonConsenting Lender's commitment hereunder shall be divided among such Lenders, pro-rata based upon their respective Loan Commitments, with the Administrative Agent coordinating such transaction.

          (b) The Administrative Agent shall coordinate the retirement of the Note held by the NonConsenting Lender and the issuance of Notes to those Lenders which "take-out" such NonConsenting Lender, provided, however, no processing fee otherwise to be paid as provided in Section 18:18-2(b) shall be due under such circumstances.

     213. -    The BuyOut:

          (a) This Section 17:17-13(a) describes the buy out right of the Tranche B Lender.

               (ii) The Tranche B Lender may (but shall not be obligated to) cause the assignment to the Tranche B Lender, or its designee, by the Revolving Credit Lenders, of all right, title and interest in, to, arising under, or in respect of the Revolving Credit Obligations upon five (5) Business Days prior written notice given at any time that the Tranche B Lender has the right, under Section 15:15-1(c), to give an Acceleration Notice.

               (iii) Such assignments shall be effected on the Business Day next following the expiry of such five (5) Business Days by the execution, by the Revolving Credit Lenders, of an Assignment and Assumption (in the form of EXHIBIT 18:18-1, annexed hereto) in exchange for the payment, in immediately available funds, of the amount of Revolving Credit Obligations (including the Revolving Credit Early Termination Fee as if the same were then due and payable ) as of the date on which such assignment is made.

               (iv) The Tranche B Lender's buy out right under this Section 17:17-13(a) may only be exercised completely with respect to the entire Revolving Credit.

          (a) This Section 17:17-13(b) describes the buy out right of the Tranche C Lender.

               (v) The Tranche C Lender may (but shall not be obligated to) cause the assignment to the Tranche C Lender, or its designee, by the Revolving Credit Lenders and by the Tranche B Lender of all their respective right, title and interest in, to, arising under, or in respect of the Revolving Credit Obligations and the Tranche B Loan upon five (5) Business Days prior written notice given at any time that the Tranche C Lender has the right, under Section 15:15-1(d) to give an Acceleration Notice.

               (vi) Such assignments shall be effected on the Business Day next following the expiry of such five (5) Business Days by the execution, of the following:

                      (B) By the Revolving Credit Lenders, of an Assignment and Assumption (in the form of EXHIBIT 18:18-1, annexed hereto) in exchange for the payment, in immediately available funds, of the amount of Revolving Credit Obligations (including the Revolving Credit Early Termination Fee as if the same were then due and payable ) as of the date on which such assignment is made.

                      (C) By the Tranche B Lender, of the nonrecourse assignment of the Tranche B Note in exchange for the payment, in immediately available funds, of the aggregate of the unpaid principal of the Tranche B Loan, all accrued and unpaid interest thereon, and the Tranche B Early Termination Fee as if the same were then due and payable as of the date on which such assignment is made.

               (i) The Tranche C Lender's buy out right under this Section 17:17-13(b) may only be exercised completely with respect to the entire Revolving Credit and the entire Tranche B Loan.


ARTICLE 3: - Assignments By Lenders:

     31.  -Assignments and Assumptions:

          (a)  Except as provided herein, each Revolving Credit Lender (in this
Section 18:18-1(a), an "Assigning Revolving Credit Lender") may assign to one or more Eligible Assignees (in this Section 18:18-1(a), each an "Assignee Revolving Credit Lender") all or a portion of that Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Loans at the time owing to it, and of the Note held by the Assigning Revolving Credit Lender, provided that:

               (ii) The Administrative Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 18:18-1(a)(iii).

               (iii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

               (iv) Following the effectiveness of such assignment, the Assigning Revolving

     Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Commitment) shall not be less than $10,000,000.00.

               (v) If no Event of Default has occurred, such assignment shall be subject to the consent of the Borrowers' Representative, not to be unreasonably withheld or delayed and which consent shall be deemed given if no written objection is received within seven (7) days of the Borrowers' Representative's receipt of notice of such proposed assignment.

          (a) Each Tranche B Lender and each Tranche C Lender, with prior written notice to the Administrative Agent, may assign all or a portion of that Lender's interests, rights and obligations under this Agreement and the Loan Documents freely to any Person other than a Person which is in the retail apparel business.

     32. -Assignment Procedures. (This Section 18:18-2 describes the procedures to be followed in connection with an assignment effected pursuant to this
Article 18: and permitted by Section 18:18-1).

          (a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 18:18-1, annexed hereto.

          (b) The Assigning Revolving Credit Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Note held by the subject Assigning Revolving Credit Lender and the Administrative Agent's processing fee of $3,000.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Lenders at the initial execution of this Agreement.

          (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and of the Loan Commitments, the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Lender. The Register shall be available for inspection by the Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Lenders. The Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a "Lender" hereunder for all purposes of this Agreement.

          (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

     33.  -Effect of Assignment.

          (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

               (ii)  The Assignee Revolving Credit Lender:

                     (B) Shall be a party to this Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                     (C) Shall have the rights of a Lender hereunder to the extent of the Loan Commitment, the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment assigned by such Assignment and Acceptance.

               (i) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

               (ii) The Administrative Agent shall undertake to obtain and distribute replacement Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

          (a) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.



ARTICLE 4: - Notices:

     41. -Notice Addresses. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to either Agent:
                         Fleet Retail Finance Inc.
                         40 Broad Street
                         Boston, Massachusetts 02109
                         Attention:     Sally A. Sheehan
                                        Director
                         Fax:           617 434 4339

     With a copy to:
                         Riemer & Braunstein LLP
                         Three Center Plaza
                         Boston, Massachusetts 02108
                         Attention:     David S. Berman, Esquire
                         Fax:           617 880 3456

If to the Borrowers' Representative
And All Borrowers:
                         Casual Male Corp., Inc.
                         555 Turnpike Street
                         Canton, Massachusetts 02021
                         Attention:     Elizabeth C. White
                         Fax:           781 821 4867


     With copies to:     Casual Male Corp., Inc.
                         555 Turnpike Street
                         Canton, Massachusetts 02021
                         Attention:     Michael O'Hara, Esquire
                         Fax:           781 821 0614

                         Goodwin Procter LLP
                         Exchange Place
                         Boston, Massachusetts 02109-2881
                         Attention:     Raymond C. Zemlin, P.C.
                         Fax:           617 523 1231

                         Weil, Gotshal & Manges, LLP
                         767 Fifth Avenue
                         New York, New York 10153-0119
                         Attention:     Adam C. Rogoff, Esquire
                         Fax:           (212) 310-8007

     42. - Notice Given.

          (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

               (ii) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

               (iii) By recognized overnight express delivery: the Business Day following the day when sent.

               (iv) By Hand: If delivered on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

               (v) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

          (a) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

     43. - Wire Instructions. Subject to change in the same manner that a notice address may be changed (as to which, see Section 19:19-1), wire transfers to the Administrative Agent shall be made in accordance with the following wire instructions:

                         Fleet National Bank
                         ABA No.     011000390
                         Acct Name:  Fleet Retail Finance Inc.
                         Acct No. :  530-39952
                         Reference:  Casual Male Corp.

Article 5: - Term:


     51. - Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2:2-6(g) hereof) until the Termination Date.

     52. - Actions On Termination.

          (a) On the Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

               (ii) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, the SwingLine Loan, the Tranche B Loan and the Tranche C Loan).

               (iii) Any then remaining unpaid installments of the Revolving Credit Commitment Fee.

               (iv) Any then remaining unpaid installments of the Administrative Agent's Fee.

               (v) Any payments due on account of the indemnification obligations included in Section 2:2-11(e).

               (vi)   Any accrued and unpaid Unused Line Fee.

               (vii)  Any applicable Revolving Credit Early Termination Fee.

               (viii) All accrued and unpaid interest (including all accrued and unpaid Tranche B Current Pay Interest and all accrued and unpaid Tranche B PIK Interest) on the Tranche B Loan.

               (ix) All accrued and unpaid interest (including all accrued and unpaid Tranche C Current Pay Interest and all accrued and unpaid Tranche C PIK Interest) on the Tranche C Loan.

               (x) Any then remaining unpaid installments of the Tranche B Commitment Fee and Additional Assessments.

               (xi) Any then remaining unpaid installments of the Tranche C Commitment Fee and Additional Assessments.

               (xii)  Any accrued and unpaid Tranche B  Early Termination Fee.

               (xiii) Any accrued and unpaid Tranche C  Early Exit Assessment.

               (xiv) All unreimbursed costs and expenses of each Agent and of Lenders' Special Counsel for which each Borrower is responsible.

          (a) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Administrative Agent (such as their being cash collateralized at 103 % of their then Stated Amount).

          (b) Until such payment (Section 20:20-2(a)) and arrangements concerning L/C's (Section 20:20-2(b)), all provisions of this Agreement, other than those included in Article 2: which place any obligation on the Administrative Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower and those included in Article 3: which place any obligation on the Tranche B Lender to make any loan or advance or to provide any financial accommodation to any Borrower and those included in Article 4: which place any obligation on the Tranche C Lender to make any loan or advance or to provide any financial accommodation to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

          (c) The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Administrative Agent reasonably may require.

Article 6: - General:

     61. - Protection of Collateral. No Agent has any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of that Agent.

     62. - Publicity. The Agents (or either of them) and the Tranche B Lender and the Tranche C Lender respectively may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Borrower (and may utilize any logo or other distinctive symbol associated with each Borrower) in connection with any advertising, promotion, or marketing undertaken by the Agents (or either of them) and/or by the Tranche B Lender and/or by the Tranche C Lender.

     63. - Successors and Assigns. This Agreement shall be binding upon the Borrowers' Representative, each Borrower, and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder. In the event that any Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

     64. - Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     65. - Amendments.  Course of Dealing.

          (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and each Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by any Agent or any Lender to give notice to the Borrowers' Representative of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

          (b) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to
Article 17:, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

     66. - Power of Attorney. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Borrower and each shall survive the same. All powers conferred upon the Administrative Agent or the Collateral Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

     67. - Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, however, with Sections 15:15-8 and 15:15-9 and any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

     68. - Increased Costs. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

          (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Lender are located);

          (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

          (c) imposes on any Lender any other condition with respect to any Loan Document; or

          (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Lender in respect of any loan, advance or financial accommodation by an amount which that Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Borrowers' Representative (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

     69. - Costs and Expenses Of Agents and Lenders.

          (a) The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by each Agent and by the Tranche B Lender and by the Tranche C Lender (and the respective Participants with the Tranche B Lender and the Tranche C Lender) in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

          (b) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Lenders to Lenders' Special Counsel.

          (c) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

          (d) The undertaking on the part of each Borrower in this Section 21:21-9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 21:21-9.

     610. - Copies and Facsimiles. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished any Agent or any Lender may be reproduced by any Lender or by any Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     611. - Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

     612. - Indemnification. The Borrowers' Representative and each Borrower shall indemnify, defend, and hold each Agent and each Lender and any of their respective employees, officers, or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers' Representative, the Borrowers or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral;
(y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent's selection, but at the expense of the Borrowers' Representative and the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or wilful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers' Representative and/or the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this
Section 21:21-12.

     613. - Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

          (a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

          (b) Any term used herein to describe Collateral or a Person, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrowers or in UCC9'99, shall be given the meaning which is the more encompassing of the two definitions.

          (c) Words in the singular include the plural and words in the plural include the singular.

          (d) Any reference, herein, to a circumstance or event's having "more than a de minimis adverse effect" and any similar reference is to a circumstance or event which (x) in a well managed enterprise, would receive the active attention of senior management with a view towards its being reversed or remedied; or (y) if not reversed or remedied could reasonably be expected to lead to its becoming a material adverse effect.

          (e)  Cross references to Sections in this Agreement begin with the
Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in Article 5 of this Agreement).

          (f)  Titles, headings (indicated by being underlined or shown in Small
                                                    ----------
Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

          (g)  The words "includes" and "including" are not limiting.

          (h) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

          (i) Text which is shown in italics (except for parenthesized italicized text), shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

          (j)  The words "may not" are prohibitive and not permissive.

          (k) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

          (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

          (m)  The symbol "$" refers to United States Dollars.

          (n) Unless limited by reference to a particular Section or provision, any reference to

"herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

          (o) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

          (p) Except as otherwise specifically provided, all references to time are to Boston time.

          (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

               (ii) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

               (iii) The word "from" means "from and including".

               (iv)  The words "to" and "until" each mean "to, but excluding".

               (v)   The word "through" means "to and including".

          (a) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 21:21-14 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

     614. -Intent. It is intended that:

          (a)  This Agreement take effect as a sealed instrument.

          (b) The scope of all Collateral Interests created by any Borrower to secure the Liabilities be broadly construed in favor of the Administrative Agent and that they cover all assets of each Borrower.

          (c) All Collateral Interests created in favor of the Collateral Agent at any time and from time to time by any Borrower secure all Liabilities, whether now existing or contemplated or hereafter arising.

          (d) All reasonable costs, expenses, and disbursements incurred by any Agent, and, to the extent provide in Section 21:21-9 each Lender, in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.

          (e) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section 2:2-18 hereof.

     615. -Participations. Each Lender may sell participations to one or more financial institutions (each, a "Participant") in that Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis any Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Lenders, but provided further, such participation, if in the Tranche B Loan or the Tranche C Loan may be on such "voting" rights between that Lender and its Participant as the two may determine. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate any Agent to any Person other than a Lender.

     616. -Right of Set-Off. Any and all deposits or other sums at any time credited by or due to any Borrower from any Agent or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) to the extent permitted by law, shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to each Agent and such Lender or any Participant or such Affiliate and following the occurrence of an Event of Default may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to any Agent or that Lender.

     617. -Pledges To Federal Reserve Banks: Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act (12 U.S.C. (S)341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from any of its obligations hereunder or under any of the Loan Documents.

     618. -Maximum Interest Rate. Regardless of any provision of any Loan Document, neither any Agent nor any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

     619. -Waivers.

          (a) The Borrowers' Representative and each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in
Section 21:21-19(b), below, knowingly, voluntarily, and intentionally, and understands that each Agent and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

          (b) THE BORROWERS' REPRESENTATIVE, EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

          (ii) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

          (iii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to an Agent's exercising of that Agent's rights upon default.

          (iv) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWERS' REPRESENTATIVE, ANY BORROWER OR ANY OTHER PERSON AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

          (v) Except for manifest error, any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

          (vi)  Any claim to consequential, special, or punitive damages.

                                                   The Borrowers' Representative
                                                              CASUAL MALE CORP.,

                                         By /s/ Elizabeth C. White
                                            ------------------------------------

                                 Print Name: Elizabeth C. White
                                            ------------------------------------

                                    Title: First Senior Vice President
                                          --------------------------------------
                                           Chief Financial Officer and Treasurer
                                           -------------------------------------



                                                                  The Borrowers:
                                                                MORSE SHOE, INC.
                                                                       JBI, INC.
                                                               JBI APPAREL, INC.
                                                            HE CASUAL MALE, INC.
                                                                       WGS CORP.
                                                                     TCMB&T, INC
                                                            LP INNOVATIONS, INC.
                                                         SPENCER COMPANIES, INC.
                                                           THE CASUAL MALE, INC.
                                                                   BUCKMIN, INC.
                                                             ELM EQUIPMENT CORP.
                                                       JBI HOLDING COMPANY, INC.
                                                       TCM HOLDING COMPANY, INC.
                                                                      ISAB, INC.
                                                  MORSE SHOE INTERNATIONAL, INC.
                                                        WHITE CAP FOOTWEAR, INC.


                                         By /s/ Elizabeth C. White
                                            ------------------------------------

                                 Print Name: Elizabeth C. White
                                            ------------------------------------

                                    Title: First Senior Vice President
                                          --------------------------------------
                                           Chief Financial Officer and Treasurer
                                           -------------------------------------

                                                              Signature Page 136

                                       Administrative Agent and Collateral Agent
                                                       FLEET RETAIL FINANCE INC.



                                         By /s/ Sally A. Sheehan
                                            ------------------------------------

                                 Print Name: Sally A. Sheehan
                                            ------------------------------------

                                        Title: Director
                                               ---------------------------------


                                           TRANCHE b lender and Tranche C Lender
                                                    BACK BAY CAPITAL FUNDING LLC


                                         By /s/ Joseph V. Balsamo
                                            ------------------------------------

                                 Print Name: Joseph V. Balsamo
                                            ------------------------------------

                                         Title: Director
                                               ---------------------------------

                                                              Signature Page 137

                                                   The Revolving Credit Lenders:
                                                      FLEET  RETAIL FINANCE INC.

                                         By /s/ Sally A. Sheehan
                                            ------------------------------------

                                       Name: Sally A. Sheehan
                                            ------------------------------------

                                         Title: Director
                                               ---------------------------------


                                                    FOOTHILL CAPITAL CORPORATION


                                         By /s/ Stacy Yucht
                                            ------------------------------------

                                       Name: Stacy Yucht
                                            ------------------------------------

                                         Title: Vice President
                                               ---------------------------------


                                                          HELLER FINANCIAL, INC.


                                         By /s/ Richard J. Holston
                                            ------------------------------------

                                       Name: Richard J, Holston
                                            ------------------------------------

                                         Title: Assistant Vice President
                                               ---------------------------------


                                                    LASALLE BUSINESS CREDIT, INC


                                         By /s/ Anthony Lavinio
                                            ------------------------------------

                                       Name: Anthony Lavinio
                                            ------------------------------------

                                         Title: Assistant Vice President
                                               ---------------------------------


                                          NATIONAL CITY COMMERCIAL FINANCE, INC.


                                         By /s/ Gregory A. Godec
                                            ------------------------------------

                                       Name: Gregory A. Godec
                                            ------------------------------------

                                         Title: Senior Vice President
                                               ---------------------------------

                                                              Signature Page 138

                                             IBJ WHITEHALL BUSINESS CREDIT CORP.


                                         By /s/ Bruce Kasper
                                            ------------------------------------

                                       Name: Bruce Kasper
                                            ------------------------------------

                                         Title: Vice President
                                               ---------------------------------


                                                              THE PROVIDENT BANK


                                         By /s/ Jose V. Garde
                                            ------------------------------------

                                       Name: Jose V. Garde
                                            ------------------------------------

                                         Title: Vice President
                                               ---------------------------------

                                                              Signature Page 139